EXHIBIT 10.1

THIRD MODIFICATION OF LEASE

This Third Modification of Lease (the “Third Modification”) is made effective as of this 22nd day of April, 2016, by and between TPR Associates, LLC, a Connecticut limited liability company with an office in Farmington, Connecticut (hereinafter “Landlord”) and FuelCell Energy, Inc., a Delaware corporation with an office and place of business in Torrington, Connecticut (hereinafter “Tenant”).

WITNESSETH:

WHEREAS, Technology Park Associates LLC entered into a Lease with Tenant dated March 8, 2000 for land, a building thereafter constructed of approximately 65,000 square feet (referred to in the Lease as the “Building” and which may be referred to hereinafter as the “Current Building”), and other improvements, which land, Current Building and other improvements comprise the “Premises” as described in the Lease, which is also generally known as 539 Technology Park Drive, Torrington, Connecticut; and

WHEREAS, by Assignment of Lease agreement dated as of July 14, 2000, Technology Park Associates LLC. assigned its interest in the Lease to Fuel Associates LLC; and

WHEREAS, by Assignment of Lease agreement dated as of July 14, 2000, Fuel Associates LLC assigned its interest in the Lease to Landlord; and

WHEREAS, Landlord and Tenant entered into a Modification of Lease dated December 2, 2001 and a Second Modification of Lease dated November 5, 2007 (the “Second Modification”); and

WHEREAS, Tenant exercised its five (5) year extension right as set forth in Section 3 of the Second Modification by letter to Landlord dated September 28, 2015 (the “9/28 Exercise Letter”) and commenced the extension term pursuant thereto on January 1, 2016; and

WHEREAS, the Lease, as previously modified, and as further modified hereby, shall be referred to herein below as the “Lease”; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and make other modifications to the provisions of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.	The recitals set forth above are incorporated herein by this reference. Defined terms not otherwise expressly defined herein shall have the meaning ascribed thereto as set forth in the Lease.

2.
The term of the Lease is hereby extended for an additional period of fifteen (15) years from January 1, 2016 through and including December 31, 2030 (the “Fifteen Year Term”). Tenant’s exercise of Section 3 of the Second Modification pursuant to the 9/28 Exercise Letter is superseded and replaced by this Third Modification and is of no further legal effect with respect to the period from and after January 1, 2016.

3.	During the Fifteen Year Term, Tenant shall pay base rent to Landlord as follows:

a.
During the first five (5) years of the Fifteen Year Term (which includes the dates of January 1, 2016 through and including December 31, 2020), Tenant shall pay to Landlord a base annual rental amount of $308,750.00 per year in equal minimum monthly installments of $25,729.17 payable in advance on the first day of each and every month without prior demand by Landlord. Because this Third Modification was executed and delivered after January 1, 2016 during which period Tenant continued to pay base rent at a slightly higher rate under the prior base rent schedule established pursuant to the 9/28 Exercise Letter, the parties shall adjust base rent hereafter paid to Landlord by crediting Tenant with any over-payment made hereunder from January 1, 2016 through the date of execution and delivery hereof, appropriately pro-rated for any partial month, until such overpayment has been reimbursed to Tenant in full. Upon execution hereof, Landlord shall provide Tenant with a statement setting forth the amount of overpayment, and such sum will be deducted from base rent until fully recaptured by Tenant.

b.
During years six (6) through ten (10) of the Fifteen Year Term (which includes the dates of January 1, 2021 through and including December 31, 2025), Tenant shall pay to Landlord a base annual rental amount of $373,750.00 per year in equal minimum monthly installments of $31,145.83 payable in advance on the first day of each and every month without prior demand by Landlord.

c.
During years eleven (11) through fifteen (15) of the Fifteen Year Term (which includes the dates of January 1, 2026 through and including December 31, 2030), Tenant shall pay to Landlord a base annual rental amount of $438,750.00 per year in equal minimum monthly installments of $36,562.50 payable in advance on the first day of each and every month without prior demand by Landlord.

4.
Landlord grants Tenant the right and option to extend the term of this Lease for three (3) additional periods of five (5) years each (the “First Extension Period”, the “Second Extension Period”, and the “Third Extension Period”, respectively). The First Extension Period, if duly exercised, shall commence on January 1, 2031 and continue through and including December 31, 2035, the Second Extension Period, if duly exercised, shall commence on January 1, 2036 and continue through and including December 31, 2040, and the Third Extension Period, if duly exercised, shall commence on January 1, 2041 and continue through and including December 31, 2045.

The term of this Lease shall be extended for one or more Extension Periods (as such Extension Periods are described above), at Tenant’s option provided: (a) written notice of Tenant’s election to exercise its right and option to extend the term of this Lease as set forth herein (each, a “Tenant Extension Option Notice”) is given to Landlord on or before March 31, 2030 with respect to the First Extension Period, on or before March 31, 2035 with respect to the Second Extension Period, and on or before March 31, 2040 with respect to the Third Extension Period; and (b) no uncured default exists under the Lease as of the date of Tenant’s Extension Option Notice beyond any required Landlord notice of default to Tenant under this Lease, if any, and beyond any permitted Tenant cure period under this Lease, if any, and Landlord has not elected to deny the Tenant the option to extend the term of this Lease due to the existence of any such uncured default; and (c) with respect to the Second Extension Period only, Tenant has duly exercised its right and option to extend the term of this Lease as set forth herein for the First Extension Period; and (d) with respect to the Third Extension Period only, Tenant has duly exercised its right and option to extend the term of this Lease as set forth herein for the Second Extension Period. If Tenant has properly given a Tenant Extension Option Notice as aforesaid and all other provisions of this Section 4 have been satisfied, then the term of this Lease shall be duly extended for the First Extension Period, the Second Extension Period, and Third Extension Period, as applicable, upon all of the same terms, provisions and conditions of the Lease, except as hereinafter provided, and all references contained in this Lease to the term hereof shall be construed to refer to the term as extended, whether or not specific reference thereto is made in this Lease.

TIME IS OF THE ESSENCE for all provisions of Section 4 of this Third Modification. Except as expressly set forth in this Section 4 of the Third Modification, Tenant has no other extension rights under the Lease.

5.
The base annual rental amount to be paid by Tenant to Landlord during the First Extension Period, as described above in Section 4 of this Third Modification, shall be the greater of: (a) the “Fair Market Rent” for Premises as of March 31, 2030 (which is the date nine (9) months prior to the commencement of the First Extension Period); or (b) the base annual rental being paid by Tenant to Landlord during calendar year 2030.

The base annual rental amount to be paid by Tenant to Landlord during the Second Extension Period, as described above in Section 4 of this Third Modification, shall be the greater of: (a) the “Fair Market Rent” for Premises as of March 31, 2035 (which is the date nine (9) months prior to the commencement of the Second Extension Period); or (b) the base annual rental being paid by Tenant to Landlord during calendar year 2035.

The base annual rental amount to be paid by Tenant to Landlord during the Third Extension Period, as described above in Section 4 of this Third Modification, shall be the greater of: (a) the “Fair Market Rent” for Premises as of March 31, 2040 (which is the date nine (9) months prior to the commencement of the Third Extension Period); or (b) the base annual rental being paid by Tenant to Landlord during calendar year 2040.

In this Section 5 only, for the sole purpose of determining the “Fair Market Rent” of the Premises, the term “Premises” shall mean: (a) as of the date of mutual execution of this Third Modification, the entire parcel of land leased to Tenant under the Lease, the Current Building leased to Tenant under the Lease, and all other improvements (e.g. paved areas, landscaping, outbuildings, etc.) leased to Tenant under the Lease; and (b) any other improvements (if any) on the land leased to Tenant under the Lease which were paid for by Landlord hereafter; but it is specifically understood that the definition of “Premises” for sole purpose of determining the “Fair Market Rent” of the Premises under this Section 5 does NOT include the “Expansion Building” paid for by Tenant (as such “Expansion Building” is defined in this Third Modification). Throughout the balance of this Lease, the term “Premises” is not limited by the limiting language in this paragraph, but instead has the broad meaning ascribed thereto in Section 6 below and includes, without limitation, the Expansion Building.

The term “Fair Market Rent” shall mean the base annual NNN rent which would be paid in the Torrington market for space of similar type, size, construction quality and specifications, and location as the Premises in an arms-length transaction.
Upon Tenant’s exercise of the First Extension Period described in Section 4 above (and thereafter, upon Tenant’s exercise of the Second Extension Period described in Section 4 above, and thereafter, upon Tenant’s exercise of the Third Extension Period described in Section 4 above), Landlord shall by May 1, 2030 for the First Extension Period (and by May 1, 2035 for the Second Extension Period and by May 1, 2040 for the Third Extension Period), provide Tenant with written notice indicating Landlord’s determination of the Fair Market Rent for the applicable extension period (the “Fair Market Rent Notice”). If Tenant disagrees with Landlord’s determination of the Fair Market Rent, Tenant shall so notify Landlord in writing within thirty (30) days after Landlord’s Fair Market Rent Notice indicating such disagreement (the “Disagreement Notice”). If Tenant fails to provide the Disagreement Notice in the time period required, then the base annual rent to be paid by Tenant during the applicable extension period shall be the greater of: (a) the Fair Market Rent listed in applicable Landlord’s Fair Market Rent Notice; or (b) for the First Extension Period, the base annual rental being paid by Tenant to Landlord in calendar 2030, for the Second Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2035, and for the Third Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2040.
If Tenant provides Landlord with the Disagreement Notice in the time period required, then Landlord and Tenant shall attempt, during the next thirty (30) day period following receipt of the Disagreement Notice by Landlord, to agree on the Fair Market Rent for the applicable extension period. If Landlord and Tenant are unable to reach such agreement during such time period, then Landlord and Tenant shall attempt, during the subsequent thirty (30) day period, to agree on the selection of one (1) independent appraiser to be hired by Landlord and Tenant to determine the Fair Market Rent for the applicable extension period, which appraiser shall make such determination of the Fair Market Rent for the applicable extension period by no later than September 1, 2030 for the First Extension Period (and, thereafter, by September 1, 2035 for the Second Extension Period and, thereafter, by September 1, 2040 for the Third Extension Period). Such appraiser’s determination of the Fair Market Rent shall be binding upon Landlord and Tenant, and the base annual rent to be paid by Tenant during the applicable extension period shall be the greater of: (a) the Fair Market Rent determined by such appraiser; and (b) for the First Extension Period, the base annual rental being paid by Tenant to Landlord in calendar 2030, and for the Second Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2035, and for the Third Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2040. Landlord and Tenant shall split the cost of the appraiser equally. Each appraiser designated in this Lease shall be an MAI appraiser with not less than fifteen (15) years of experience appraising similar industrial properties in the Torrington market.
If Landlord and Tenant are unable to agree upon the selection of one (1) independent appraiser to determine the Fair Market Rent for the applicable extension period in the time period described above, then three (3) independent appraisers shall be hired within the next thirty (30) day period (one (1) selected by Landlord to be paid for by Landlord, one (1) selected by Tenant to be paid for by Tenant, and one (1) selected by agreement of the two appraisers already selected to be paid for ½ each by Landlord and Tenant) to determine the

Fair Market Rent for the applicable extension period, which appraisers shall make such determination of the Fair Market Rent for the applicable extension period by no later than November 1, 2030 for the First Extension Period (and, thereafter, by November 1, 2035 for the Second Extension Period and, thereafter, by November 1, 2040 for the Third Extension Period); and in such instance, the Fair Market Rent for the applicable extension period shall be the average of the rates determined independently by the three (3) appraisers. If the two appointed appraisers fail to appoint the third appraiser within 30 days of the request of either Landlord or Tenant to do so, then either Landlord or Tenant shall have the right to request the then President (or chair) of the American Society of Appraisers-Connecticut Chapter to so appoint the third appraiser and shall advise such President (or chair) that pursuant to this provision, such President’s (or chair’s) shall have no liability or obligation to Landlord and Tenant on account of accommodating the parties by making such an appointment, and such appointment shall be binding upon the parties and enforceable in a court of law. The average of such appraisers’ determination of the Fair Market Rent for the applicable extension period shall be binding upon Landlord and Tenant, and the base annual rent to be paid by Tenant during the applicable extension period shall be the greater of: (a) the average of such appraisers’ determination of the Fair Market Rent for the applicable extension period; or (b) for the First Extension Period, the base annual rental being paid by Tenant to Landlord in calendar 2030, and for the Second Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2035, and for the Third Extension Period, the base annual rental being paid by Tenant to Landlord in calendar year 2040.
TIME IS OF THE ESSENCE for all provisions of Section 5 of this Third Modification.

6.
Tenant shall obtain approvals for and comply with, at Tenant’s sole cost and expense, all federal, state and local approvals, laws, rules and regulations (collectively, the “Approvals”), necessary for the construction of an approximately 102,000 square foot addition to be built to the south of the Current Building, including appurtenant land improvements such as paved areas, sidewalks and landscaping (collectively, the 102,000 square foot addition and appurtenant land improvements to be referred to herein as the “Expansion Building” and, except as specifically otherwise provided herein, such Expansion Building shall be included within the definition of the “Premises” under this Lease. The plans and specifications for the Expansion Building shall be substantially as shown on the plans and specifications attached hereto as Exhibit A (collectively, the “Plans and Specs”); provided, however, that it is understood that as long as Borghesi Building & Engineering Co., Inc. is Tenant’s Contractor (as defined below), Tenant may make changes to the Plans and Specs, without Landlord’s prior consent, as long as structural changes to the Expansion Building have been approved in writing by Borghesi Building & Engineering Co., Inc. If Borghesi Building & Engineering Co., Inc. ceases to serve as Tenant’s Contractor, then from and after such cessation, all material changes to the Expansion Building structural elements set forth in the Plans and Specs shall require Landlord’s prior written approval, not to be unreasonably withheld or delayed. If Landlord’s approval is not granted or denied in ten (10) Business Days, it shall be deemed granted. Notwithstanding the preceding, Tenant shall give five (5) Business Days advance notice to Landlord of any other material changes to the Plans and Specs provided that for so long as Borghesi Building & Engineering Co., Inc. is Tenant’s Contractor, notification to said Tenant’s Contractor shall be deemed adequate notice in compliance herewith with respect to notices for changes not requiring Landlord’s prior approval. Without intending to limit the Approvals to which Tenant will comply, it is specifically understood, to the extent the following requirements remain applicable to the Premises: (a)

Tenant shall be responsible, at Tenant’s cost, for having a Stormwater / Best Practices Agreement filed with the City of Torrington for the Premises and shall comply with the requirement of submitting an annual report of Tenant’s inspection and maintenance of the stormwater management plan and facilities to the Planning and Zoning Commission of the City of Torrington no later than September 15th of each year; and (b) Tenant shall be responsible, at Tenant’s cost, for clearing the existing stormwater detention basins of vegetation and all accumulated sediment to ensure they are performing correctly and have sufficient capacity to accommodate the proposed development as designed. “Tenant’s Contractor” shall mean the contractor selected by Tenant and assigned construction responsibility for the majority of the construction work for the Expansion Building.

7.	Miscellaneous:

a.
Tenant hereby represents to Landlord that Tenant has already received Ten Million Dollars of loan funds from the State of Connecticut Department of Economic and Community Development and that it has sufficient funds to complete the construction of the Expansion Building and pay all bills as and when due in connection therewith.

b.
If Tenant does not use Borghesi Building and Engineering Co., Inc. as Tenant’s Contractor for the construction of the Expansion Building, Tenant must obtain Landlord’s prior written consent to the Tenant’s choice of Tenant’s Contractor, which consent shall not be unreasonably conditioned, withheld or delayed. Notwithstanding the foregoing, it shall be reasonable for Landlord to withhold consent to use of a contractor for reasons including, but not limited to, Landlord’s reasonable belief formed impartially in exercise of reasonable judgment that the proposed contractor does not have reasonable adequate financial resources or adequate experience with construction projects of this nature.

c.
Tenant will not directly or indirectly cause, create, incur, assume or allow to exist any mortgage, pledge, lien, charge, security interest, encumbrance or other claim of any nature on or with respect to the Premises or any interest of Landlord therein, including, but not limited to, the land of the Premises, the Current Building, the Expansion Building and any other improvements now or hereafter thereon, or any interest therein (collectively a “Fee Lien”). Landlord does not consent to or authorize any Fee Lien or to subordinate its fee interest to any Fee Lien, and Tenant agrees that it has no right, power or authority to grant any Fee Lien. Any purported Fee Lien shall be null, void and of no force or effect. Tenant will immediately notify Landlord in writing of the existence of any such purported Fee Lien, and notwithstanding the agreement of the parties that any such purported Fee lien is null, void and of no force or effect, Tenant will promptly cause the same to be discharged and released of record without cost to Landlord. Tenant will indemnify Landlord against all costs and expenses (including reasonable attorneys' fees) incurred in discharging and releasing any such purported Fee Lien.  Notwithstanding the foregoing, Tenant may grant security interests in its personal property (e.g. moveable machinery and equipment but expressly excluding, without limitation, any fixtures that constitute “fixtures” under Connecticut real property law or under the Lease) located at the Premises (“Financeable Personal Property”), subject to the terms of the Lease. Landlord shall have the right from time to time, in Landlord’s sole discretion, to grant mortgages on its interest in the Premises (as such term “mortgages” is defined in Paragraph 30 of the original Lease as modified hereby) or to subordinate this Lease to an intervening lease or ground lease, with the understanding that the provisions of Paragraph 30 of the original Lease as modified hereby shall continue to apply. Landlord shall not, however, encumber any such Financeable Personal Property of Tenant. Notwithstanding anything to the foregoing in this Lease, including, without limitation, this Section 7(c), in consideration of, and as an express condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subject and subordinate to the lien of any superior mortgage or any superior lease, Landlord shall deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement executed and delivered by the holder of each superior mortgage and each lessor under each such superior lease for the benefit of Tenant and in recordable form, and Tenant agrees to execute and deliver any such commercially reasonable subordination, non-disturbance and attornment agreement within ten (10) business days of Landlord’s request therefor. Any provisions of Paragraphs 30 and 41 of the original Lease which are inconsistent with the provisions hereof are deemed modified to conform to the provisions hereof.

d.
Landlord and Tenant agree to execute simultaneously with this Third Modification a mutually acceptable Notice of Lease that does not list any of the monetary provisions of the Lease and is in compliance with the provisions of CGS Section 47-19. Tenant agrees that if this Lease shall terminate prior to the full term thereof as set forth on said notice (including any extension options), Tenant shall execute and deliver to Landlord within ten (10) business days of Landlord’s request therefor, a notice of termination of said Notice of Lease in form suitable for recording on the Land Records of the City of Torrington.

e.
Upon reasonable prior notice to Tenant, Landlord shall have the right to enter upon the Premises to inspect the construction activities related to the Expansion Building, provided that Landlord shall not interfere with or disrupt the construction activities. Subject to events of force majeure only, Tenant shall be under an affirmative obligation, within two (2) years of commencement of said construction to: (i) substantially complete the Expansion Building construction; (ii) deliver an unconditional final Certificate of Occupancy for the Expansion Building issued by the City of Torrington to Landlord; (iii) provide Landlord at Tenant’s cost with an “as built” site plan for the Premises and updated “final” building plans and specifications from Tenant’s Contractor in commercially reasonable form; and (iv) provide Landlord with lien waivers from all parties who have performed work or provided materials to the Expansion Building; provided, however, that for so long as Borghesi Building and Engineering Co., Inc. is Tenant’s Contractor for the construction of the Expansion Building, Tenant shall be obligated to provide lien waivers with respect to the Expansion Building only for those contractors and materials suppliers whose individual aggregate contract price is $50,000 or greater (such as, but as an example only and without limitation, if a contractor has 3 separate contracts such as an initial contract of $15,000 and then 2 additional change orders of $15,000 each, no lien waiver would be required since the total contract value would only be $45,000; whereas if that contractor has one further contract or change order of $6,000, then a lien waiver would be required for all work performed by such contractor since its aggregate contract price would then exceed $50,000).

8.
Notwithstanding anything to contrary in the Lease (including, without limitation, Paragraph 9 thereof), and except for “Landlord’s Paragraph 9 Structural Repair Obligation” as hereinafter defined and “Landlord’s negligent acts and the negligent acts of Landlord’s agents, contractors and employees in the performance of Landlord’s Paragraph 9 Structural Repair Obligation”, throughout the term of the Lease and any extensions thereof, Tenant shall be responsible, at Tenant’s sole cost and expense, for all costs and expenses of any kind associated with the Premises (including without limitation, the Expansion Building and the Current Building) including, but not limited to, Taxes, Operating Expenses, maintenance, repair and replacement of any and all components thereof (including, but not limited to, the roof, walls, steel structure, foundation, floor, HVAC, electrical, plumbing, mechanical, paved areas, sidewalks and landscaping). With respect to the preceding phrase “Landlord’s negligent acts and the negligent acts of Landlord’s agents, contractors and employees in the performance of Landlord’s Paragraph 9 Structural Repair Obligation”, it is expressly agreed that any work by Borghesi Building and Engineering Co., Inc. as Tenant’s Contractor shall in no manner be attributed to Landlord. Tenant shall at all times maintain the Premises (including without limitation, the Expansion Building and the Current Building) in a commercially reasonable manner with all systems located therein maintained in good operating condition and repair and in weather-tight condition, performing all commercially reasonable preventative maintenance in a timely manner (including, but not limited to, the HVAC, plumbing, electrical and mechanical systems), repairing and replacing the paved areas and sidewalks thereof on a regular basis to maintain them in sound condition without material defects and otherwise maintaining the same in commercially reasonable condition (but excluding any obligation to perform “Landlord’s Paragraph 9 Structural Repair Obligation”). On the expiration date or earlier termination date of the Lease, the Premises, including, but not limited to, the Current Building and Expansion Building, and all of their components required by the Lease to be maintained by Tenant, shall be returned to Landlord evidencing that they have been maintained by Tenant and are then in good operating condition and repair, weather-tight condition (subject to Landlord’s obligation to make Structural Repairs to the Current Building only, as described in Paragraph 9 of the original Lease and referred to herein as “Landlord’s Paragraph 9 Structural Repair Obligation”), and with all repairs and replacements having been completed by Tenant as described above herein and in the Lease, reasonable wear and tear and casualty (but subject to compliance by Tenant of its casualty obligations hereunder) excepted, subject to any permitted alterations which may have occurred from time to time pursuant to the terms of the Lease. The reference to reasonable wear and tear shall not be applied in such a manner as to mitigate Tenant’s obligation to maintain the Premises in good operating condition and repair and weather-tight throughout the term as hereinabove described and deliver the same to Landlord in such condition upon termination or expiration of this Lease.

It is understood that the terms of Paragraph 12 of the original Lease apply to the Expansion Building as well, with the further understanding that the reference to “$50,000.00” in line 4 of said Paragraph 12 shall be hereby changed to “$200,000.00”. Without Landlord’s prior written consent, Tenant shall not demolish any or all of the structure of the Premises, including without limitation, the Current Building and Expansion Building (such as, but without limitation, the roof, beams, columns and foundation), and shall, in addition, not demolish or make material alterations to the exterior walls of the Expansion Building and shall not reduce the 102,000 square foot footprint of the Expansion Building.

9.
Commencing as of the date of this Third Modification and at all times hereafter throughout the Term of this Lease, and notwithstanding provisions in the Lease to the contrary (including, without limitation, Paragraph 26 of the original Lease and Section 3 of the Modification of Lease dated December 2, 2001, each of which sections are hereby deemed deleted, null and void), Tenant shall, at its own cost and expense, carry, maintain and pay the premiums upon (as and when due) the following insurance with respect to the Premises (including, without limitation, the Current Building and Expansion Building): (a) Commercial General Liability insurance coverage, written on an occurrence form, including, without limitation, coverage for bodily injury, personal injury, property damage, contractual liability and such other coverages as are available under an ISO CG 00 01 12/07 policy form, its equivalent or better, with limits of not less than $2,000,000 per occurrence, general aggregate and products completed operations aggregate (“GL”); and (b) Excess Liability insurance in umbrella form with limits of not less than $20,000,000 per occurrence, general aggregate and products completed operations aggregate including, without limitation, coverage for bodily injury, personal injury, property damage liability and contractual liability and such other coverages as are covered by the Commercial General Liability policy referenced above (“Excess”); (c) Building and Personal Property Coverage Form, Special Form, full replacement cost coverage including but not limited to, fire, vandalism, theft, with extended coverage, and earthquake coverage, on the Premises (“Property Casualty”); (d) Worker's Compensation and Employers Liability coverage insurance in such amounts as may be required by law or regulation; and (e) to the extent not included within the coverage required by subsection (c) immediately above, full replacement cost coverage for any fixtures and equipment which are integral to the operation of the Premises such as, but without limitation, HVAC and other building systems. The GL policy shall name Landlord and any Landlord mortgage lender as an additional insured under additional insured endorsement CG 20 10, its equivalent or better and such policy shall be primary and non-contributing. The Excess policy shall, by its terms, insure the Landlord and its mortgagee in the same manner as if Landlord and its mortgagee were named as additional insureds thereunder or Landlord and its mortgagee shall be so named under said Excess policy. If Tenant is operating in more than one state, Tenant shall include a so-called “other state coverage” endorsement. If the insurance amounts or forms of coverage referred to in this Lease become in “Landlord's reasonable judgment” inadequate, Tenant agrees to promptly procure and maintain the amounts and types of insurance as and when reasonably requested by Landlord. For purposes hereof, “Landlord's reasonable judgment” shall mean Landlord’s election to require alternate or additional coverages which are comparable to those being commonly required for similar buildings and uses within the State of Connecticut. Tenant shall procure and maintain in place at all times during construction of the Expansion Building or during any other construction activity at the Premises, at its sole cost and expense (and shall pay all premiums as and when due thereon), “builder’s risk” insurance (“Builder’s Risk”) in an amount equal to the full construction cost of the Expansion Building or such other construction work, as applicable, inclusive of all change orders, offsite work and unincorporated materials with a deductible not to exceed Fifty Thousand Dollars ($50,000.00) per event of loss. Any proceeds from said Builder’s Risk policy shall be first used for the reconstruction of the Expansion Building, offsite work and replacement of unincorporated materials.

Tenant shall procure policies for all such insurance for periods of not less than one year and shall promptly deliver to Landlord certificates for such policies on Accord 28 and Accord 25, as applicable, their equivalent or better, with evidence of the payment of premiums thereon and shall procure renewals thereof from time to time at least thirty (30) days before the expiration thereof. All insurance shall be in commercially reasonable forms, contain such commercially reasonable terms and shall be issued by companies with ratings by A.M. Best of not less than A IX or better. Landlord shall have the right, but not the obligation, upon written notice to Tenant, to have the original insurance policies delivered directly to and reviewed by Landlord’s insurance advisors (not more than one time per year) to confirm compliance with the provisions of this Lease. Tenant shall deliver said policies, to the extent then issued, to Landlord’s insurance advisors within ten (10) days of Landlord’s request therefor.

Upon execution of this Third Modification, Tenant shall deliver to Landlord evidence of insurance on Accord 28 and Accord 25 compliant with the requirements hereof. The loss under policies insuring against damage to the Premises by fire or other casualty shall be payable to Landlord and Tenant, jointly, and if requested by Landlord, also to the holder of any Landlord mortgage encumbering fee title to the Premises as their interests may appear. The parties agree to cooperate with one another in connection with the collection of any insurance proceeds and awards that may be due in the event of loss. All premiums on policies referred to in this Lease shall be paid by Tenant and certificates replacing any policies expiring during the Term hereof shall be delivered to Landlord at least thirty (30) days before the date of expiration, together with proof reasonably satisfactory to Landlord that the premiums have been paid by Tenant. Every policy of insurance referred to in this Lease and each certificate therefor issued by the insurer shall (i) contain an express agreement by the insurer that no cancellation or nonrenewal thereof will be effective until at least thirty (30) days' prior written notice thereof (ten days in the case of cancellation for non-payment of premium) has been given to Landlord; (ii) with respect to the Property Casualty and Builder’s Risk policies, contain a standard mortgagee and loss payable clause in favor of Landlord and any mortgagee designated by Landlord (subject, in the case of loss payable, to joint payment with Tenant, Landlord and Landlord mortgagee), (iii) state that Landlord's and such Mortgagee's rights shall not be prejudiced by the actions or omissions of the Tenant or any other insured party thereunder; (iv) with respect to the Property Casualty and Builder’s risk policies, be on a full replacement cost basis; (v) be in such amount as to preclude application of any co-insurance provisions; (vi) shall not contain any retained risk and shall limit deductibles thereunder to Fifty Thousand ($50,000) dollars or less; (vii) be primary such that Landlord’s insurance shall not be required to respond to the insured claim; (viii) be on an occurrence basis; and (ix) otherwise comply with the terms hereof. If Tenant’s coverages shall be on a blanket basis, Tenant shall procure a so-called “per location endorsement” (or the applicable policy shall, by its terms, provide the same effective coverage) requiring that the aforesaid aggregate limits be fully applicable and available to the Premises. Landlord and any mortgagee identified by Landlord shall have the absolute right to notify the insurance carrier of changes in ownership or hazards. Tenant shall promptly advise Landlord of any policy cancellation, reduction, non-renewal, or amendment.

Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policy, and Tenant shall so perform and satisfy the requirements of the companies writing such policies such that at all times companies of good standing reasonably satisfactory to Landlord shall be willing to write and/or continue such insurance. In the event that Tenant at any time or times shall fail to obtain or maintain in full force and effect any or all of the insurance policies and coverage required of it hereunder, or should Tenant violate any of the provisions hereof, Landlord, at its election after ten (10) days written notice to Tenant (or sooner if deemed an emergency by Landlord), and directly on its own behalf or as agent for Tenant, may obtain such insurance or coverage, or additional insurance or coverage as the case may be, pay the premiums thereon or take such other steps as may be necessary to meet the requirements of this Section and thereafter, upon demand, obtain reimbursement of the costs so expended from Tenant. The failure of Landlord to obtain evidence of the required insurance coverage shall not relieve Tenant of its obligations under this Section.

If Landlord shall be dissatisfied in its reasonable discretion with Tenant’s insurance coverages, or any of such coverages, Landlord shall have the right to procure and thereafter maintain such coverages at Tenant’s expense and, to the extent that the replacement coverages are consistent with those coverages contemplated to be maintained by Tenant by this Lease, Tenant shall reimburse Landlord for the cost thereof upon Landlord’s invoice therefor provided that Tenant’s reimbursement obligation shall not be in excess of what Tenant would have otherwise paid had Tenant continued to carry the insurance as provided herein.

At all times during the Term of this Lease, Landlord shall, at Tenant’s sole cost and expense (payable to Landlord upon receipt of Landlord’s invoice therefor), carry and maintain commercial general liability and excess liability coverage, rent loss coverage (which Landlord will obtain covering an 18 month period rather than the standard 12 month period to the extent available from the Landlord’s insurance carrier), environmental coverage and such other commercially reasonable insurance coverages as Landlord shall deem reasonably necessary or appropriate.

Each party hereby waives all rights of recovery against the other for loss or injury for which such party shall be liable to the other for any damage, loss or injury arising from the risks or perils to the extent insured against under any insurance policy maintained under this Lease. The Property Casualty policy, Builder’s Risk policy and Worker’s Compensation policy shall each contain a waiver of subrogation clause with respect to all claims against Landlord and its mortgagee.

Notwithstanding the foregoing in this Section 9, all other provisions of the Lease, as previously modified, related to insurance shall continue in full force and effect except as modified by this Third Modification.

10.	All sections of Paragraph 31 of the original Lease entitled “Destruction or Damage” are hereby deleted and replaced with the terms of this Section 10.

Tenant shall have no right to terminate the Lease based on a casualty to the Premises, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit and surrender this Lease or the Premises or any part thereof. In case of any casualty to the Premises, and notwithstanding any provision in the Lease to the contrary, Tenant shall promptly give written notice thereof to Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for the repair and restoration of the Premises (including, without limitation, the Current Building and Expansion Building although the occasional references in this Third Modification thereto shall not be deemed to otherwise limit the scope of the defined term Premises which is and shall be deemed to always include the Current Building, Expansion Building and all other components of the property described herein above as the Premises), which repair and restoration Tenant shall complete in a commercially reasonable and timely manner under the circumstances but in no case later than eighteen (18) months following the date of casualty. The proceeds of the aforesaid property insurance shall be first used for the Tenant’s repair and restoration obligations herein described with respect to the Premises. Landlord, Landlord’s mortgagee (if any), and Tenant agree to cooperate in a commercially reasonable manner in order to promptly effectuate the release of the insurance proceeds from said insurance.

If the Premises, or any portion thereof is rendered untenantable due to an occurrence of a casualty, all rent obligations of Tenant shall be equitably abated by Landlord from the date of such casualty to the date of restoration or repair of the Premises by Tenant, but in no case shall the period of rent abatement hereunder extend beyond that date which is eighteen (18) months following the date of such casualty, time being of the essence thereto.

11.
Provided Tenant shall not be in default beyond any applicable notice and cure period of this Lease, Tenant shall have the right to purchase the Premises from Landlord (the “Purchase Option”) at any time during the Fifteen Year Term but in no event later than December 31, 2030, by giving Landlord a minimum of six (6) months prior written notice (the “Exercise Notice”). Tenant’s Purchase Option as described in this Section 11 shall lapse and be null and void: (a) if Tenant has not provided Landlord with an Exercise Notice on or before June 30, 2030, TIME BEING OF THE ESSENCE; (b) if Tenant has provided an Exercise Notice but thereafter rescinds such exercise under a permitted circumstance as specifically described in Exhibit B, in which case Tenant may not Exercise the Purchase Option again; or (c) Tenant defaults on its obligation to purchase as described in the “Default” clause in Exhibit B, in which case Tenant may not Exercise the Purchase Option again. Upon Landlord’s receipt of the Exercise Notice from Tenant, the provisions of Exhibit B hereto shall be deemed “Activated” (as that term is defined in Exhibit B) and shall be binding upon and inure to the benefit of the parties hereto. Landlord and Tenant hereby agree and acknowledge that, on the date of the execution hereof, Exhibit B as attached hereto is not in force or effect and is not binding upon the parties hereto. Only once Activated shall the provisions and obligations of the parties as set forth therein be deemed to be in full force and effect, incorporated herein and binding upon the parties. Until the Closing (as defined in said Exhibit B) shall have occurred, Landlord and Tenant acknowledge and agree that the Lease shall be and remain in full force and effect; and effective as of the Closing, the Lease shall be deemed terminated as though by lapse of time rather than as by mutual agreement of the parties (and this provision shall survive the termination of the Lease). This Purchase Option is not severable from the Lease, is personal to FuelCell Energy, Inc. and may only be exercised by FuelCell Energy, Inc. or its “Successor by Merger” (as hereinafter defined), but FuelCell Energy, Inc. (or its “Successor by Merger”) may close the purchase of the Premises in its own name or the name of a “nominee” pursuant to the specific terms described in Exhibit B. If Exhibit B is “Activated”, but the Closing does not occur for any reason, this Lease shall continue in full force and effect.

12.
Landlord warrants that Landlord has not utilized any real estate broker in connection with this Third Modification, and therefore, Landlord shall not be responsible for any brokerage fees in connection with this Third Modification. Tenant acknowledges that Tenant has utilized a Tenant’s broker (Jones, Lang, Lasalle of Stamford, Connecticut) in connection with this

Third Modification (the “Tenant’s Broker”), and Tenant agrees that Tenant shall be solely responsible for any brokerage fees of said Tenant’s Broker. Tenant shall indemnify and hold Landlord harmless against any claim by said Tenant’s Broker for a brokerage fee in connection with this Third Modification. Landlord and Tenant agree that if any other person or entity makes a claim for brokerage fees or real estate fees of any kind related to this Third Modification and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend, and hold the other party free and harmless from and against any and all loss, liability, cost, damage, and expense (including reasonable attorneys fees) in connection therewith.

13.	Miscellaneous Matters:

a.	Tenant acknowledges and agrees that Landlord has complied with its obligations under Paragraph 8 of the original Lease.

b.	Without limitation to the provisions hereof, it is expressly agreed that the term Premises as used in Paragraph 11 of the Lease includes the Expansion Building.

c.
Paragraph 22 of the original Lease is deleted and the following is inserted in lieu thereof: “Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, interests and the like) the whole or any part of the Premises or any interest therein without in each instance having first received the express prior written consent of the Landlord, and any applicable mortgage lender. No such assignment or sublease shall be valid without Landlord's and such mortgage holder's prior written consent. In addition, for the purposes of this Lease the sale or transfer of any of the stock, partnership, limited partnership, membership interest or any other direct or indirect beneficial ownership interest or control in the Tenant, or the stock or partnership, limited partnership, membership or any other direct or indirect interest or control in the parent entity of the Tenant shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease and shall be governed by the provisions hereof. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rents and other charges from the assignee, subtenant or occupant and apply the net amount so collected to the rents and other charges herein reserved. No such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section or acceptance of the assignee, subtenant or occupant as a tenant under this Lease. Tenant shall, notwithstanding any approved or unapproved assignment or sublet, remain jointly and severally liable under this Lease. Any such assignee shall assume, jointly and severally with Tenant, all of Tenant's obligations hereunder, and shall attorn to Landlord. Any such assignee, sublessee or occupant shall, with Tenant, if so requested by Landlord, execute Landlord's form of Consent to Assignment or Consent to Sublet, as applicable, which shall be prepared by Landlord. Landlord's consent to an assignment or sublet shall not be deemed a waiver of Tenant's or such assignee's or sublessee's obligation to seek Landlord's approval for any future assignment or sublet.

Notwithstanding the preceding prohibition, Tenant shall have the following rights with respect to the assignment, transfer or sublease of all the Premises (referred to hereinafter as a “Transfer”): (1) Without the necessity of Landlord’s consent, but with ten (10) business days prior written notice to Landlord (“Prior Assignment Notice”) and the advance provision to Landlord of commercially reasonable evidence thereof reasonably satisfactory to Landlord, Tenant may Transfer by means of a merger or consolidation of its entire operation and assets; (2) Without the necessity of Landlord’s consent, but with

Prior Assignment Notice to Landlord and the advance provision to Landlord of commercially reasonable evidence thereof reasonably satisfactory to Landlord, Tenant may Transfer to any buyer of all or substantially all of (or any Tenant affiliate or related company acquiring all or substantially all of) (a) the business operations of Tenant, (b) Tenant’s assets or (c) Tenant’s stock, partnership interests, member interests or other beneficial ownership interests. It is expressly agreed that if the Tenant is at any time a publicly traded company on the New York Stock Exchange or other Stock Exchange, the sale or transfer of any share of its traded stock shall not require any consent or approval from Landlord. In addition, Prior Assignment Notice shall not be required in those cases where Tenant is a publicly traded company on the New York Stock Exchange or other Stock Exchange and it is precluded from giving Prior Assignment Notice pursuant to applicable securities laws or in those cases where it is prohibited from doing so pursuant to a confidentiality agreement to which it is bound; but in each such case, it shall give the required notice not later than ten (10) business days after the closing of the subject transaction or if earlier, by the date it is no longer prohibited from giving such notice. The party succeeding to Tenant’s interests under this Lease pursuant to the Transfers permitted in subsection (1) and (2) immediately above is referred to in this Lease as a “Successor by Merger”.

d.
Landlord represents and warrants to Tenant that it exists as a limited liability company under Connecticut law, has full limited liability company power and authority to enter into and consummate this Third Modification and any purchase of the Premises consummated in connection herewith, and that this Third Modification was executed and delivered by Landlord and is binding upon Landlord, its successors and assigns. Landlord further represents to Tenant that any documents executed and delivered by Landlord to Tenant on account of the purchase transaction contemplated by this Third Modification shall be duly authorized, executed and delivered by Landlord and binding upon Landlord, its successors and assigns. Landlord’s aforesaid representation shall survive the consummation of any purchase transaction herein contemplated.

14.	Except as specifically modified herein, the Lease, as previously modified, shall remain in full force and effect.

Signatures Follow on Next Page

Third Modification of Lease
Signature Page

LANDLORD

TPR Associates, L.L.C.
By: Goldfarb Associates Limited
Partnership, Its Member

By: /s/ Robert Goldfarb
Robert Goldfarb
Its General Partner, Duly Authorized
Date: 4/22/16

TENANT

FuelCell Energy, Inc.

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Senior Vice President & Chief Financial Officer
Duly Authorized
Date: 4/22/16

EXHIBIT A

The following Plans and Specifications are attached as Exhibit A:

1.	Proposal Letter from Borghesi Building & Engineering Co., Inc. dated March 23, 2015.

2.	Proposal Letter from Borghesi Building & Engineering Co., Inc. dated March 24, 2015.

3.	Specifications from Borghesi Building & Engineering Co., Inc. dated March 27, 2015 (pages 1 through 32).

4.	Borghesi Building & Engineering Co., Inc. Drawing “SP-1” printed on February 6, 2015 at 8:27:59 AM.

5.	Borghesi Building & Engineering Co., Inc. Drawing “A-1” dated February 25, 2015; and

6.	Borghesi Building & Engineering Co., Inc. Drawing “A-2” printed April 6, 2015 at 3:24:09 PM.

Fuel Cell Energy                                     Borghesi
Building Addition 102,087 sq.ft.                     Building & Engineering Co., Inc.
March 23, 2015

Proposal Items to be adjusted:

1. Elimination of the fence allowance

2. Elimination of two (2) 12’x14’ overhead doors

3. Supply and install six (6) electric hydraulic dock levelers in lieu of mechanical levelers.

4. Eliminate the painting of steel beams, joist and metal roof decking and supply white primed factory painted galvanized roof decking

5. Eliminate Dehumidification Allowance

6. Eliminate generator. Note: electrical rough in for future generator is still included.

7. Eliminate Shipping Area Heating and Air conditioner rooftop units including electrical wiring.

8. Reduce the Storage Area air condition load from 140tons to 75tons of cooling including electrical wiring.

9. Supply and install summer ventilation in the Shipping Area.

10. Supply and install two (2) Modine gas fired unit heaters in shipping area.

11. Due to the elimination of the generator, we will need to provide a diesel fire pump for the new sprinkler service. We will also need to supply and install a fire rated room enclosure for the new diesel fire pump. Both items have been included.

Net Credit:                 $-1,057,873.00
Previous Project cost:             $ 9,372,604.00
New Project Total:             $ 8,314,731.00

*We require that this letter remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

March 24, 2015

Anthony Rauseo
3 Great Pasture Road
Danbury, Connecticut 06810

Dear Tony,

We have completed the cost of the construction of your new 102,000 square foot. A complete Specification and Building Elevation, Floor Plan, Site Plan, and Specifications will be reviewed with you at a later date.

In this cost we have included the following general items:

1.
Site Work with the parking as shown on our Plan. We have also included for the work required to provide an access road along the northerly property line and additional parking on the north-west side of the site.

2.	We will provide the necessary steel for the installation of your 15ton and 60ton crane systems.

3.	To help control the moisture barriers we have provided a rubber membrane roof with 3.5” of foam insulation. We have also included metal wall paneling system at the GSC and ALR exterior walls

4.	We included the cost of $31,000.00 for the Town Sewer Fee. (We are still waiting on a final review from the Town. However, we feel this allowance is low)

5.	A front entry has been created and will be finished with Dryvit.

6.	We included the Power Company Fee of $101,000.00 for CL&P power fee to the building.

7.	The partitions indicated on the print are included and are full height and vapor resistant where needed.

8.	We have provided heating and air conditioning for the entire new addition. The HVAC loads were determined by Fuel Cell specified requirements

Borghesi
Building & Engineering Co., Inc.
March 24, 2015

9. The floor thickness will be twelve inches (12”) thick the GSC area, paint room, Shipping and Service Center. The ALR and storage area will be six (6”) thick. The office area will have a four (4”) inch thick floor.

10.	We have included three (3) separate sets of men’s and women’s Toilet Rooms (Office, Manufacturing and Shipping).

11.    The floor finishes are as follows:

A.	Carpet in Office Area

B.	Cafeteria to be done in Vinyl Tile

B.	Ceramic floor and walls at the two (2) Office and Cafeteria toilets.

C.	Vinyl tile in the shipping area toilets.

12.	The electrical service was included as a new 5,000 amp service in the addition and leaving the present service in place. We have NOT provided a generator

13.	We included six (6) electric hydraulic dock levelers.

14.
We provided for four (4) large Air Tight interior overhead doors for humidity controlled areas of the GSC and ALR. We have eleven (11) other insulated overhead doors as indicated on the floor plan. All overhead doors will have electric operators.

The cost of the project as described herein is the sum of $8,314,731.00. As mentioned, we will provide a complete Specification.

Since this work was provided to you at no cost to you, we require that it remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.

Respectfully submitted,
Borghesi Building & Engineering Company, Inc.

/s/ Allan Borghesi

Allan Borghesi
Chairman

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell Energy
Building Addition 102,000 sq.ft.
March 27, 2015

DIVISION NO. 1: GENERAL CONDITIONS:

1.01	The Design-Builder shall perform all work specified herein. All labor will be performed by workmen regularly employed in their respective trades.

1.02
The Design-Builder shall provide supervision and engineering services for its work as specified herein. All structural drawings shall be in accordance with the Connecticut State Building Code and certified as such by a Connecticut Licensed Professional Engineer.

1.03	The necessary Connecticut stamped architectural services and associated fees for the new addition for the work described herein are included.

1.04
The Design-Builder shall obtain and pay the fees for the building permit. The Design-Builder will provide, at his own expense, Workmen’s Compensation, Public Liability and Property Damage Insurance. The Tenant shall pay for the Builder’s Risk Insurance as a part of its normal building insurance cost with the Design-Builder as named insured.

1.05	The Design-Builder will provide temporary sanitary facilities as needed during construction.

1.06
When the project is completed, the Design-Builder shall remove all of its tools, machinery from the jobsite and deposit all debris in the dumpsters. Final cleaning such as general cleaning, sweeping debris in the Factory area. Cleaning of the windows, washing and waxing of finished floors, etcetera, shall be provided for the Office area.

1.07	Cost for special inspection services and testing, including soil compaction, concrete and steel inspection, as required by the State Building Code are included.

1.08	Dumpster services for Design-Builder’s need during construction will be provided.

1.09	Any work not specifically mentioned herein as “included” by Design-Builder, is not included.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 2: SITE AND EARTH WORK:

2.01	The Design-Builder will layout and stake the proposed building location.

2.02	The Design-Builder shall remove and properly dispose of the existing trees, shrubs, etc. as required to allow for the proposed construction.

2.03
Topsoil will be stripped and stockpiled for later use. Mass earthwork, cuts and fills shall be performed to bring the site to the proposed subgrades. Areas at the building requiring fill, will be filled with suitable imported and on-site material and compacted to 95% density using a vibratory compaction roller.

2.04	The Design-Builder will excavate and backfill for footings and foundations walls. The bottom of footings will be forty-two inches (42”) below the proposed finished exterior grades.

2.05
New asphalt areas, as shown on the Site Plan, will consist of nine inch (9”) recycled gravel base (at the parking areas) and twelve inch (12”) recycled base (at the driveways) and two courses of one and one-half inch (1- ½ ”) of bituminous concrete (three inch [3”] total) at both the parking and drives.

2.06
A roof water drainage system will also be installed tying all the downspouts at the building into the site drainage system as shown on the Site Plan. The site drainage system includes catch basins, detention basins, a drainage swale at the South side of the building, piping and fittings as needed to complete the system as shown on the Site Plan.

2.07	The Design-Builder will excavate and backfill and install the new sanitary sewer and water lines.

2.08	Erosion control measures during construction have been included in accordance with the Erosion Control Plan and designated narrative.

2.09	Concrete Walks as shown on the Site Plan will be 3,500 p.s.i. concrete, four inches (4”) thick placed over a six inch (6”) compacted base of gravel.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 2: SITE AND EARTH WORK (CONTINUED):

2.12	The Design-Builder has included handicap signs, striping etc. in the new parking lot.

2.13	The Design-Builder will excavate and backfill for the electric lines from the building to the electrical service.

2.14	An anti-track pad (construction entrance pad) will be installed at the proposed drive area and will be maintained during construction.

2.15	We have included an allowance of $30,000.00 for designing, seeding, and landscaping work which includes the tree buffer along the residential zone (No fencing will be provided).

2.17	We have included an Allowance of $31,000.00 for a sewer fee to the City of Torrington.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 3: CONCRETE:

3.01
The footing design has been based on 4,000 p.s.f. soil bearing capacity and the soil being seismically stable. The proposed continuous foundation walls shall be reinforced with steel rebar as required. Approximately two hundred and fifty feet (250’) of deeper wall (7’-6” to bottom of footing) shall be provided to allow for four feet (4’) of exposed foundation at loading docks and east wall of the building. The balance of the bottom of footings will be forty eight inches (48”) below finish floor. Column footings and pilasters shall be installed in accordance with the structural design requirements. Vertical rebar shall be placed at four feet zero inches (4’-0”) on center and shall extend vertically out of the foundations walls and into the masonry block at the north and west perimeter walls for seismic stability.

3.02	Continuous footings shall be installed and keyed to accept the foundation walls. These footings shall also receive steel rebar reinforcements.

3.03	Foundation concrete and concrete floor will have a design compressive strength of 3,000 p.s.i. at twenty-eight (28) days.

3.04
A twelve inch (12”) thick concrete floor slab shall be provided at the Global Service Center area, Paint Room and Shipping Area. This slab shall have two (2) layers of 6 x 6 W2.9x W2.9 welded wire mats set on chairs. Construction joints will be formed with doweled key joints. A six inch (6”) thick concrete floor with one (1) layer of reinforcing of 6 x 6 W2.9x W2.9 mesh set on chairs will be installed in the Automation Line Room and Storage Areas. The slabs shall be finished by screeding and machine troweling for a smooth finish. The office area will be a four inch (4”) thick reinforced with fibermesh concrete floor. A vapor barrier shall be provided below the slab on grade. The new concrete floor shall butt against the existing building south wall sheets (the sheets will not be cut out where they extend below the present floor, except at wall opening interconnecting floor areas). The floors will be doweled to the present building slab at these wall openings after the top of the existing foundation wall has been removed from these interconnecting areas.

3.05
Saw cut contraction joints will be placed on the slabs on grade and will be provided at column lines and on centers not to exceed seventeen feet (17’) apart to help control shrinkage cracking. No caulking of any floor joints shall be provided. No saw joints will be installed at the Office area floor which will allow for more minor cracking but less large shrinkage openings at the saw joints.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 3: CONCRETE (CONTINUED):

3.06
A total of nine (9), five foot by five foot (5’ x 5’), forty-two inches (42”) deep and one (1) seven foot by five foot (7’ x 5’) (at the front entry) concrete stoops shall be provided at the exterior grade level passdoors. These stoops will be poured at the time of foundation installation.

3.07	All anchor bolts and templates shall be supplied and installed.

3.08
We have included an Allowance of $15,000.00 for construction of the N2 and O2 tank bases which is the cost of the work shown on the prints by the gas supplier (no fencing, guide rail piping or electrical work is included by Design-Builder).

3.09	A new concrete transformer pad will be provided.

3.10	The exterior open platform (at the 60 ton crane) will be provided with a twelve inch (12”) thick concrete slab set on twenty-four inches (24”) of a washed stone base.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 4: MASONRY:

The following work will be performed in accordance with the standards of The American Masonry Institute:

4.01
The North and West walls of the proposed building as shown on the elevation plans shall be constructed with eight inch (8”) thick, tinted, split face block with the top course being a standard, tinted, masonry block accent as shown on the elevations. Masonry shall be chosen by the Owner from standard samples supplied by the Design-Builder to best match the existing building. The exterior eight inch (8”) masonry block walls shall receive insulation in the non-grouted cores. The mortar shall not be colored. The masonry wall will be four feet (4’) total height.

4.02	The exposed exterior concrete foundation walls at the loading dock area shall be left exposed and not rubbed or stuccoed. The ties will be broken off at the surface of the exposed foundation.

4.03	An EIFS stucco system will be provided on the west wall above the main entry, similar to your present building. An EIFS stucco system will also be applied to the West wall piers.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 5: STRUCTURAL STEEL, ROOF DECK, FASCIA, STEEL SIDING AND MISCELLANEOUS:

5.01	The building will be constructed as follows:

A.	Building “1” will be four hundred and forty one feet long by one hundred and ninety-nine feet wide by twenty-five foot low eave height (441’ x 199’ x 25’)± building.

B.
Building “2” will be one hundred and ninety-nine feet long by seventy-two feet wide by thirty-six foot low eave height (199’ x 72’ x 36’)±. Building “2” will be connected to the East side of Building “1”. Building “2” will be provided with sister columns, bracing and crane support beams for the Owner’s supplied 60 ton crane and rail system. Finally, a second exterior 60 ton crane rail and beam system will be provided with a forty-five foot (45’) run and twenty-five foot (25’) span at the East side of this building.

C.	The roof of the building shall single slope at ¼:12 roof pitch.

D.
The building structure has been designed for a 30 p.s.f. roof snow load, 15 p.s.f. collateral load, 95 m.p.h. wind load, Exposure C, UL 90 rated, and .27/.086 seismic loading, Deflection L/240. Similar to the existing building, the roof in the Manufacturing area framing and truss system will deflect up to four inches (4”)± during snow loads especially since the clear spans are substantial.

5.02
The roof of the buildings shall be white primed galvanized B-decking with a 3.5” layer of polyisocyanurate foam insulation R20 with a white rubber membrane roof. The roofing system includes a 20 year manufacturer warranty.

5.03
The East and South elevation walls and the West wall of Building “2” above the roof of Building “1” will be Butler Thermawall Fineline 2” thick foam filled paneling system which has a metal facing on the exterior and interior. The exterior facing panel’s on the North elevation shall be Butler’s Shadowall Panels. All wall panels shall be coated on the exterior facing panels with seventy percent (70%) Kynar fluoropolymer, color to match the existing building as best as possible. The fascia (West elevation) will be VSR paneling.

5.04
Additional roof structural bar joists will be provided for roof loads for large HVAC systems being provided herein. Installation of these curbs is included for these units. Roof structurals “only” will be provided for the future four (4) 8,000 lbs. dehumidification units and added (4-20 ton) air conditioning units which were discussed but were subsequently deleted. These structurals will be installed at this time since installation at a later date will be difficult.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 5: STRUCTURAL STEEL, ROOF DECK, FASCIA, STEEL SIDING AND MISCELLANEOUS (CONTINUED):

5.05	Gable trim and exterior oversized gutters and downspouts shall be provided. The gutters and downspouts will be surface mounted on the exterior of the building on the south side.

5.06	A metal pan soffit will be provided at the underside of the main entry on the West side and at the overhang on the West side.

5.07	Bracing will include cross bracing rods, portal frames, and box struts which will be exposed.

5.08	An interior liner paneling will be supplied and installed on the North wall from four foot (4’) block height to twelve feet nine inches (12’-9”).

5.09
We have included a $6,000.00 allowance to cut, frame and trim off various openings between the existing building and the new addition, for passage between buildings. Note: at areas of bracing, no openings can be created.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 6: CARPENTRY, DOORS AND WINDOWS:

6.01
The nine (9) exterior pass doors will be hollow metal, equipped with lever locksets, weather-stripping, and closures (No canopies will be provided at these doors). We will supply and install thirty eight (38) three foot by six foot eight inch (3’ x 6’-8”) interior metal or solid core oak faced wood doors and hollow metal frames as per drawing. Doors will include the necessary lever hardware, passage sets, locksets, push pulls, etcetera.

6.02	Overhead doors will be provided as follows
1. Two (2) 18’ x 18’ sealed OHD’s
2. Three (3) 12 ’x 14’ sealed OHD’s
3. Six (6) 8’ x 9’ standard OHD’s
4. Three (3) 18’x18’ standard OHD’s
3. Two (2) 12’x14’ standard OHD’s
4. All overhead doors will be insulated, include window lights and be electrically operated

6.03	Partitions:

A.	Full height walls will be eight inch (8") 18GA with 5/8 drywall on each side (and 4mil poly on one (1) side and insulated at areas designated as "Humidity Controlled").

B.	We will frame, install five-eighths inch (5/8”) drywall, insulate partitions for the offices and bathroom.

C.	We will frame, drywall, insulate Fire Pump Room to full height. (Fire rated).

D.
The cafeteria and office walls facing the factory will be constructed with metal studs with five-eighths inch (5/8”) sheetrock full height on the warehouse side and to ceiling height on the Office and Cafeteria side. These walls will be insulated to help reduce sound transmission.

E.	The shipping toilet and paint room will be constructed with a non-load bearing deck above.

F.	The Office division walls will be constructed to just above ceiling height.

G.	The Conference Room walls and ceiling will be insulated to help reduce sound transmission to and from other areas.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 6: CARPENTRY, DOORS AND WINDOWS (CONTINUED):

6.04
Supply and install window bands and lower full size glass as per the elevation drawings. All window tubing will be thermally broken, aluminum center set flush glaze framing with sub sill in bronze anodized finish. Glazing to be one inch (1”) thick insulated units made with one-quarter inch (¼”) bronze glass for exterior lite, one-half inch (½”) air space, and one-quarter inch (¼”) clear glass for interior lite. Glazing to be tempered glass where required by law. Supply and install one (1) pair of narrow style glass doors, all with the following hardware: one inch (1") round push/pulls, two (2) butts per leaf, four inch (4”) threshold, key cylinder & thumb turn, standard ADA closer, glazed with bronze tempered insulated glass.

6.05	The toilet rooms in the shipping area will be constructed with a deck above. The deck will not be load bearing and is being installed for cleanliness purposes only.

6.06
We have included a folding acoustic paneling system in the Conference Room complete with a structural or equal support beam and tracks, etcetera. The door will be Modernfold acoustic - seal 932, thirty foot wide by nine feet high (30’ x 9’)± with eight (8) panels per wall section (16 panels total). We have included a $13,384.00 Allowance for the cost of the partition.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 7: THERMAL AND MOISTURE PROTECTION:

7.01
Exterior walls receiving the Shadowall metal panels will be insulated with six (6”) thick fiberglass blanket insulation. The insulation facing shall be a reinforced poly scrim foil vapor barrier, color white, which shall be exposed at the interior of the building.

7.03	Caulking and weather-stripping shall be installed to help reduce air infiltration.

7.04	The non-grouted cores of the eight inch (8”) masonry block shall receive insulation inserts.

7.05	The masonry walls shall remain unfinished, except a sealer is being provided on the exterior of these walls.

7.06
Design-Builder will install perimeter foundation insulation on the perimeter foundation walls, twenty-four inches (24”) high (72” at the loading dock). The insulation will be two inch (2”) foamular rigid board insulation.

7.07	Roof insulation is specified in Division 5.02.

7.08	The stud wall behind the VSR West wall will be constructed with six inch (6”) fiberglass insulation.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 8: ROOM FINISHES:

8.01	Painting as follows:

A.	Paint new sheetrock partition walls.

B.	Paint Walls in humidity controlled areas will be painted with a coat of vapor barrier paint. (Perm rating less than 1.0 perm).

C.	Paint steel doors and door frames, stain and seal the wood doors.

D.	Seal exterior block (interior face) (no paint on interior side).

8.02    Finish Flooring:

1.	Carpet with an Allowance of $22.00 per square yard installed, based of a twenty-eight ounce (28oz) material shall be provided in the office.

2.	Ceramic floor and ceramic wall tile forty-eight inches (48”) high on the Office Lavs only.

3.	Vinyl floor tile will be installed in the two (2) Shipping, two (2) Shop Lavatories.

4.	All finished sheetrock walls will receive four inch (4”) vinyl cove base on the bottom of the partitions.

8.03	We have included a $10,000.00 for furnish and install cabinet, shelving, and counter Allowance for the cafeteria area, etc.

8.04
A two foot by two foot (2’ x 2’) lay in suspended fissured acoustical ceiling shall be installed at nine foot (9’+/-) high in the new office areas and bathrooms. The ceiling will be Armstrong #756 5/8” 2x2 square edge Fissured Class A non-combustible board in Prelude XL 15/16” steel grid with white baked-on enamel finish.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 9: PLUMBING:

9.01	Supply and install the following:

1.	Shipping - Men’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
1 Kohler K4731 Seat
1 Kohler K2005 Kingston wall hung lavatory sink
1 Kohler K15592-F-5 Coralais manual faucet
1 Truebro 102EZ lavatory guard kit

2.	Shipping - Women’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
1 Kohler K4731 Seat
1 Kohler K2005 Kingston wall hung lavatory sink
1 Kohler K15592-F-5 Coralais manual faucet
1 Truebro 102EZ lavatory guard kit

3.	Shipping - Janitor’s Room:
1 Swan MSB2424 floor mount mop sink
1 T&S Brass B0665BSTR faucet

4.	Shipping - Water Heater:
Provide and install one (1) State 20 gallon standard recovery, standard voltage electric water heater for the above fixtures installed in Janitor’s Room.

5.	Shipping - Water Cooler:
1 Hasley-Taylor HTV8Q, ADA 8 gallon, single level electric water cooler to be installed on dividing wall of above restrooms.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 9: PLUMBING (CONTINUED):

9.01	Supply and install the following (Continued):

6.	Shop - Men’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
1 Kohler K3505 Wellworth NON-ADA floor mount pressure assist manual flush toilet
2 Kohler K4731 Seats
2 Kohler K4904ET Bardon urinals with Sloan 186 manual flush valves
2 Kohler K2005 Kingston wall hung lavatory sinks
2 Kohler K15592-F-5 Coralais manual faucets
2 Truebro 102EZ lavatory guard kits

7.	Shop - Women’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
2 Kohler K3505 Wellworth NON-ADA floor mount pressure assist manual flush toilet
3 Kohler K4731 Seats
2 Kohler K2005 Kingston wall hung lavatory sinks
2 Kohler K15592-F-5 Coralais manual faucets
2 Truebro 102EZ lavatory guard kits

8.	Shop - Water Cooler:
1 Hasley-Taylor HTV8Q, ADA 8 gallon, single level electric water cooler to be installed on dividing wall of above restrooms.

9.	Office - Men’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
1 Kohler K3505 Wellworth NON-ADA floor mount pressure assist manual flush toilet
2 Kohler K4731 Seats
2 Kohler K4904ET Bardon urinals with Sloan 186 manual flush valves
2 Kohler K2005 Kingston wall hung lavatory sinks
2 Kohler K15592-F-5 Coralais manual faucets
2 Truebro 102EZ lavatory guard kits

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 9: PLUMBING (CONTINUED):

9.01	Supply and install the following (Continued):

10.	Office - Women’s Room:
1 Kohler K3493 Highline ADA floor mount pressure assist manual flush toilet
2 Kohler K3505 Wellworth NON-ADA floor mount pressure assist manual flush toilet
3 Kohler K4731 Seats
2 Kohler K2005 Kingston wall hung lavatory sinks
2 Kohler K15592-F-5 Coralais manual faucets
2 Truebro 102EZ lavatory guard kits

11.	Office Area - Janitor’s Room:
1 Swan MSB2424 floor mount mop sink
1 T&S Brass B0665BSTR faucet

12.	Office - Water Cooler:
1 Hasley-Taylor HTV8Q, ADA 8 gallon, single level electric water cooler to be installed on dividing wall of above restrooms.

13.	Cafeteria:
1 Elkay GECR2521 ADA SS drop-in single bowl sink
1 Kohler K10412 Forté faucet with side sprayer

14.	Water Heater:
Provide and install one (1) State 40 gallon standard recovery, standard voltage electric water heater for the above fixtures installed in Janitor’s Room.

15.	Water Piping:
Provide and install approximately 200’ interior water piping main using 1 ¼” type ‘L’ copper insulated with ½” wall Armaflex from main to the above fixtures.

16.	Drainage and Venting:
Run approximately 415’ of PVC under and above slab drainage and venting from the above fixtures to 5’ stub outside at Southwest wall for site contractor continuation.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 9: PLUMBING (CONTINUED):

9.01	Supply and install the following (Continued):

17.	Miscellaneous:
Fixtures will be furnished white colored with polished chrome trim.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 10: HVAC:

10.01	Supply and install the following:

1.	Lobby, Reception, Visitor Conference, Executive Visitor, Huddle Room:
Provide and install one (1) Trane 5 ton rooftop unit on three (3) zones.
Zone 1: Lobby/Reception
Zone 2: Visitor Conference
Zone 3: Executive Visitor Office, Huddle Room

2.	Cafeteria:
Provide and install one (1) Trane 7.5 ton rooftop unit on one (1) zone.

3.	Large Conference:
Provide and install one (1) Trane 7.5 ton rooftop unit on two (2) zones.

4.	Office Restroom:
Provide and install one (1) Trane 4 ton rooftop unit on one (1) zone.

5.	Small Conference, Interior Huddle Rooms, Interior Offices:
Provide and install one (1) Trane 5 ton rooftop unit on two (2) zones.
Zone 1: Small Conference
Zone 2: Interior Huddle Rooms, Interior Offices

6.	Cubicle Area:
Provide and install two (2) Trane 10 ton rooftop units - each on one (1) zone.

7.	Duct Work:
The above units will have fiberglass duct work with supply and return grilles.

8.	Thermostats:
Each of the above units will be controlled by Honeywell T8000 programmable thermostats.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 10: HVAC (CONTINUED):

10.01	Supply and install the following (Continued):

9.	Warehouse/Shop:
We will supply and install three (3) Trane 25 ton standard efficiency rooftop units which is a total of 75 tons.
(This area was previously quoted with a total of six rooftop units - 140 tons using four [4] Trane 25 ton and two [2] Trane 20 ton standard efficiency rooftop units)

Fuel Cell has requested cooling temperature in this area of 80º F.
(This area is 43,236 square feet)

10.	GSC Room: Provide two (2) Trane 20 ton rooftop units
(Was final assembly) 150 x 90 = 13,500 square feet (40’ high) (Total 40 tons)
Note: These units will not have economizer due to humidity control.

11.	ALR Room: Provide three (3) Trane 20 ton rooftop units
(Was tape casting) 360’ x 72’ = 25,920 square feet (29’ high) (Total 60 tons)
Note: These units will not have economizer due to humidity control

12.	Zoning/Duct Work:
Each of the above rooftop units will be on one zone with roto diffusers.

13.	Thermostats:
Each of the above units will be controlled by one Honeywell T8000 programmable thermostats.

14.	Rooftop Units:
All of the above rooftop units will include:
Natural gas heating/electric cooling
Standard efficiency
460 Volt / 3 Phase
High heat
Standard warrantees

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 10: HVAC (CONTINUED):

10.01	Supply and install the following (Continued):

14.	Rooftop Units (Continued):
Note: Economizer with barometric relief- except Tape Casting and Final Assembly which will not have economizers, due to Humidity Control.
Through the base gas
Through the base electric
Non-fused disconnect
Non-powered convenience outlet
Note: Supply side smoke detector only on units over 5 ton/2,000 Cfm’s

15.	Shipping (5,808 square feet):
We will provide two (2) Modine PDP 200, 200,000 Gross/160,000 Net Btu’s each natural gas fired unit heaters with B-vent chimney up through roof with Dektite flashing and non-programmable thermostat (no air conditioning is being provided in this area).

Summer Ventilation:
Exhaust - One (1) Leader XB48, 48” 25,190 Cfm’s @ 1/8 SP, 3.0 HP’ side wall exhaust fan with motorized back-draft.
Intake - Two (2) Leader 3200M - 48” x 48” side wall motorized intake louvers
Starter - Provide one (1) motor starter for fan.

16.	Gas Piping:
This proposal includes gas piping from the existing gas meter to the above rooftop units. Note: Eversource (Yankee Gas) must provide 5 pounds “high” gas pressure for these units. Costs, if any, associated with gas service/meters, etc. is not included.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 10: HVAC (CONTINUED):

10.01	Supply and install the following (Continued):

17.	Bath Exhaust:
Shipping - Men’s Room:
Provide and install one (1) Broan #676 or equal, 110 Cfm’s bath exhaust fan vented up through roof.
Shipping - Women’s Room:
Provide and install one (1) Broan #676 or equal, 110 Cfm’s bath exhaust fan vented up through roof.
Shop - Women’s Room:
Provide and install one (1) Broan L250, 250 Cfm’s bath exhaust fan vented up through roof.
Shop - Men’s Room:
Provide and install one (1) Broan L300, 300 Cfm’s bath exhaust fan vented up through roof.
Office - Women’ Room:
Provide and install one (1) Broan L250, 250 Cfm’s bath exhaust fan vented up through roof.
Office - Men’s Room:
Provide and install one (1) Broan L300, 300 Cfm’s bath exhaust fan vented up through roof

Air Balance/Duct Leakage Testing:
No Certified Air Balance or Duct Leakage Testing or associated reports are being provided.

18.	Extended Warranty:
The Trane 20 ton and 25 ton rooftop units carry an extended five (5) year compressor warranty.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 11: ELECTRICAL:

11.01	High voltage work:

a)	Install a Eversource supplied, (purchased directly by Fuel Cell) primary meter cabinet at driveway entrance

b)	Install one (1) - 4” PVC conduit from entrance to right front corner of building for primary power with necessary primary cable

c)	Install one (1) - 4” PVC conduit between transformer #1 and transformer #2 for future use

d)	Supply and install one (1) - 3,500Kva transformer with 23Kv primary and 277/480 volt, 3 phase, 4 wires secondary

e)	Supply and install one (1) - 2” PVC conduit from primary meter vault to building for communications

11.02     Site utilities:

a)	Supply and install one (1) - 4” PVC conduit with ¼” pull rope from cul-de-sac to building for phone service

b)	Supply and install one (1) - 4” PVC conduit with ¼” pull rope from cul-de-sac to building for CATV service

c)	Supply and install one (1) - 4” PVC conduit from driveway entrance to future conditioning area for future use

11.03     Service/distribution:

a)	Supply and install fifteen (15) - 4” PVC conduits from transformer to main switch with necessary aluminum conductors

b)	Supply and install one (1) - 5,000 amp, 277/480 volt, 3 phase, 4 wire, fused main switch with distribution sections and necessary breakers

c)	Supply and install one (1) - 1,000 amp, 277/480 volt, 3 phase, 4 wire MLO panel board for emergency power

d)	Supply and install one (1) - 125 amp, 277/480 volt, 3 phase, 4 wire panel board for emergency lighting

e)	Supply and install (1) - 100 amp, 120/208 volt, 3 phase, 4 wire panel board for emergency branch power

f)	Supply and install one (1) - 45Kva transformers, 480 volt primary, 120/208 volt, 3 phase, 4 wire secondary for emergency power

g)	Supply and install four (4) - 200 amp, 277/480 volt, 3 phase, 4 wire MLO panel boards for branch circuits (1 located in manufacturing, 1 in warehouse, 1 in shipping and 1 in office/café area)

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
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Fuel Cell
March 27, 2015

DIVISION NO. 11: ELECTRICAL: (CONTINUED)

h)	Supply and install four (4) - 75Kva transformers, 480 volt primary, 120/208 volt, 3 phase, 4 wire secondary

11.04     Service/distribution continued: Supply and install the following;

a)	Four (4) - 200 amp, 120/208 volt, 3 phase, 4 wire MLO panelboards for branch circuits (1 located in manufacturing, 1 in warehouse, 1 in shipping and 1 in office/café area)

b)	One (1) - 1,000 amp, 277/480 volt, 3 phase, 4 wire panelboard for GSC area

c)	One (1) - 112.5 Kva transformer, 480 primary, 120/208 volt, 3 phase, 4 wire secondary for GSC area

d)	One (1) - 400 amp, 120/208 volt, 3 phase, 4 wire panelboard with 300 amp MCB for GSC branch power

e)	One (1) - 1,600 amp, 277/480 volt, 3 phase, 4 wire panel for automation line

f)	Grounding and bonding per 2011 NEC

g)	Fifteen (15) - 4” PVC conduits from transformer #2 to building for future phase 2 service

11.05     Interior lighting: Supply and install the following;

a)	Forty eight (48) - LED high bay fixtures for manufacturing area

b)	One hundred and eight (108) - LED high bay fixtures for warehouse area

c)	Sixty four (64) - LED high bay fixtures for service center area

d)	Sixteen (16) - LED high bay fixtures for shipping area

e)	Seventy six (76) - LED 2x4, center basket fixtures for lobby/café area

f)	One hundred and forty four (144) - LED 2x4, center basket fixtures for office mezzanine area

g)	Six (6) - Wall mounted, stairwell fixtures with built-in occupancy sensors for stairwells

h)	Two (2) - LED 2x2 fixtures for janitor closets

i)	Twenty four (24) - Exit lights for warehouse/manufacturing/service center/shipping areas

j)	Twenty five (25) - Exit lights for lobby/café/office mezzanine areas

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 11: ELECTRICAL: (CONTINUED)

11.06    ADA Bathrooms: Supply and install the following in each of the proposed 6 bathrooms;

a)	One (1) - 20 amp, 120 volt GFI outlet

b)	One (1) - Wall/ceiling mount occupancy

c)	One (1) - Dual head emergency light

d)	1 - call-for-aid switch and sounder/strobe

e)	2 - 2x4 LED lighting fixtures to match office area lighting

11.07     Site lighting: Supply and install the following;

a)	Three (3) - 20 watt LED wall pakcs for front of building

b)	Eight (8) - 10 watt LED wall packs for right side of building

c)	Three (3) - 30 watt LED wall packs for rear of building

d)	Four (4) - 20 watt LED wall packs for loading dock area

e)	Two (2) - 10 watt LED wall packs at egress doors

f)	Five (5) - 20’, square, straight, steel poles with 2 - 52 watt LED heads on each

g)	One (1) - Time clock and contactor for site lighting control

11.08    HVAC power wiring: Supply and install the following;

a)	Power wiring for three (3) 25 ton RTU

b)	Power wiring for five (5) 20 ton RTU

c)	Power wiring for two (2) 10 ton RTU

d)	Power wiring for two (2) 7.5 ton RTU

e)	Power wiring for two (2) 5 ton RTU

f)	Power wiring for one (1) 4 ton RTU

g)	Power wiring for six (6) bathroom exhaust fans

h)	Wire fifteen (15) 20 amp, 120 volt GFI outlets mounted to RTU for service

i)	Low voltage wiring for thermostats

j)	Power wiring for two (2) natural gas fired unit heaters in shipping area

k)	Power wiring for one (1) summer exhaust fan and 2 damper motors in shipping area

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 11: ELECTRICAL: (CONTINUED)

11.09    Branch wiring and devices: Supply and install the following;

a)	Thirty (30) - 20 amp, 120 volt duplex outlets for office area

b)	Twenty four (24) - 20 amp, 120 volt duplex outlets for manufacturing area

c)	Twenty (20) - 20 amp, 120 volt duplex outlets for warehouse area

d)	Thirty (30) - 20 amp, 120 volt duplex outlets for service center area

e)	Ten (10) - 20 amp, 120 volt duplex outlets for shipping area

f)	Two (2) - Wall mounted occupancy sensors for janitor closets

g)	Two (2) - 20 amp, 120 volt GFI outlets for janitor closets

h)	Two (2) - Three way switches for shipping lighting

i)	Two (2) - Three way switches for service center lighting

j)	Two (2) - Three way switches for manufacturing lighting

k)	Two (2) - Three way switches for warehouse lighting

l)	Two (2) - Four way switches for warehouse lighting

m)	Six (6) - Three way switches for office mezzanine lighting

n)	Two (2) - Three way switches for café lighting

o)	One (1) - Four way switch for café lighting

p)	Two (2) - Three way switches for lobby lighting
Note: Wiring of cranes is not included.

11.10     Loading docks: Supply and install the following;

a)	Six (6) - 20 amp, 120 volt duplex outlets for overhead door operators

b)	Power wiring for 6 dock levelers

c)	Low voltage wiring for six (6) pushbuttons controls

11.11     Interior overhead door operators:

a)	Ten (10) - 20 amp, 120 volt duplex outlets for interior overhead door operators

b)	Low voltage wiring for twenty (20) pushbuttons

11.12     Fire alarm:

a)	One (1) - Power supply expander panel

b)	Seven (7) - Addressable pull stations

c)	Thirty (30) - Horn strobes

d)	Six (6) - Strobe

e)	Six (6) - Sprinkler tree device connections

f)	Twenty three (23) - Addressable duct smokes with remote test switches

g)	Fourteen (14) fan shut down relays

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 11: ELECTRICAL: (CONTINUED)

11.13     Demo:
Electrical work to disconnect only (no new or relocated equipment is included):

a)	Dust collector

b)	Existing ground mounted chiller

c)	Miscellaneous items from exterior wall where wall will be removed

11.14     Temp power: Provide the following;

a)	One (1) - 200 amp, 120/208 volt, single phase temporary panel (to be fed from existing building)

b)	Thirty (30) - 400 watt metal halide temp lights

c)	Five (5) - 20 amp, 2 gang, GFI outlets for construction power

11.15     Fire pump power:

a)	Feeder and disconnect for 1 - 25 Hp fire pump

b)	Feed from generator to fire pump controller

c)	1 - 20 amp, 208 volt circuit for jockey pump

11.16     Miscellaneous:

a)	We have included $101,000.00 fee for CL&P for the new electrical service and necessary trenching for the new service and T-pad.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 12: FIRE PROTECTION:

12.01 Supply and install a sprinkler system that will meet the requirements of NFPA-13

1. Design:
a. Sprinkler Occupancy Hazard Classifications:
· Office and Public Areas: Light Hazard
· Mechanical Equipment Rooms: Ordinary Hazard Group 1
· Metal Working Areas: Ordinary Hazard Group 2
· General Storage Areas (8 ft and less): Ordinary Hazard Group 1
· General Storage Areas (8 ft - 12 ft): Ordinary Hazard Group 2
b. Design Densities According to Hazard Occupancy:
· Light Hazard Occupancy: 0.12 gpm/sqft over 3000 sqft
· Ordinary Hazard Group 1 Occupancy: 0.20 gpm/sqft over 3000 sqft
· Ordinary Hazard Group 2 Occupancy: 0.20 gpm/sqft over 3000 sqft
· (Area Adjustments permitted as allowed by code)
c. Maximum Protection Spacing per Sprinkler:
· As Allowed by Code and Sprinkler Listing.
d. Maximum Protection Area Per Sprinkler:
· As Allowed by Code and Sprinkler Listing.
e. Hose Stream Demand Requirements:
· Light Hazard Occupancy: 100 gpm Combined
· Ordinary Hazard (I/II) Occupancy: 250 gpm Combined
f. Seismic Requirements:
· As Required by Code for Seismic Use Group.
2. Materials:
a. Steel Pipe:
· Standard Weight, Black Steel Pipe: ASTM 53/A 53M, Type E. Pipe Ends may be
threaded or grooved.
· Schedule 10, Black Steel Pipe: ASTM A 135 or ASTM A 795/A 795M. Pipe Ends may be threaded or grooved.
· Black Steel Pipe Nipples: ASTM A 733, made of ASTM A 53/A 53M, standard weight, seamless steel pipe with threaded ends.
b. Threaded Fittings:
· Standard Weight, Cast Iron, Threaded, Class 125
· In Accordance with ASME-B16.4

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 12: FIRE PROTECTION (CONTINUED):

c. Flanged Fittings:
· Steel Flanges and Flanged Fittings: ASME B16.5, Class 150
d. Grooved Fittings:
· Ductile Iron conforming to ASTM A-536.
e. Sprinklers:
· Shall be of manufactured by the following: Tyco Fire Products or comparable product.
· Sprinkler Style According to Location: Office Areas: Concealed-Type Sprinkler, Glass Bulb, White Coverplate Machine Shop Areas: Upright, Glass Bulb, Brass Finish, Orifice Size to be verified with Calculations.
· Sprinkler Temperature to be in accordance with the requirements of NFPA 13.
f. Valves:
· Valves shall be U.L. Listed for Fire Protection Use.

3. Waterflow Information:
a. Current water flow data shall be obtained and utilized in system design.
b. Existing Waterflow Data:
Date: 04/05/2000
Location: Rt. 183 & Technology Park Drive (Intersection)
Static Pressure: 48 psi
Residual Pressure: 28 psi
Flow: 1575 gpm

4.	Fire Pump:

a.	Quality Assurance:

·	Fire Pump, Diesel Engine Driver and Control shall be Underwriters Laboratories (UL) Listed and Factory Mutual (FM) Approved for Fire Protection Service.

·	Pump equipment shall be installed as recommended in National Fire Protection Association (NFPA) 20.

b.	Manufacturer:

·	Subject to compliance with requirements, provide SPP Pump Company or comparable product.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 12: FIRE PROTECTION (CONTINUED):

c.	Design:

·	Pump shall be a model TD10E Horizontal Split Case Fire Pump with five inch (5”) Class 250 ANSI Suction Flange and four inch (4”) Class 250 ANSI Discharge Flange.

·	Pump shall be designed to deliver 500 GPM when operating at 75 PSI.

·	Pump shall not deliver less than 150% of rated capacity at a pressure not less than 65% of rated pressure.

·	Unit pressure shut-off head shall not exceed 140% of rated pressure.

·	Pump shall include one (1) set of Suction and Discharge gauges.

·	Pump shall include one (1) three-quarter inch ( ¾”) Casing Relief Valve

·	Pump shall include one (1) one-half inch ( ½”) Automatic Air Release Valve.

d.	Driver:

·	Driver shall be a forty-six (46) HP Diesel Engine Driver, Clarke Model JU4H-UFAEA0, 2350 RPM or comparable product.

·	Pump and Engine shall be mounted on a factory fabricated steel, non-drip rim baseplate.

·	Pump unit shall be supplied with a steel coupling guard and grout hole for installation.

e.	Controller:

·	Fire Pump Controller shall be a Firetrol Model FTA1100-JL12N with NEMA Type 2 Enclosure or comparable product.

f.	Jockey Pump:

·	Jockey Pump shall be a Grundfos Model CR1S-13 Vertical Multi-Stage Pump with 1 HP 1/60/115-230 Volt Motor or comparable product.

·	Jockey Pump Controller shall be a Firetrol Model FTA550F-AG001D 1/60/115 Volt 1 HP or comparable product.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 12: FIRE PROTECTION (CONTINUED):

g.	Accessories:
The system manufacturer shall furnish accessories as follows:

·	Four inch (4”) flanged class 150# Test Header with two (2) two and one-half inch (2½”) Hose Valves, Caps and Chains.

·	One (1) 70 Gallon UL 142 Double Wall Fuel Tank

·	One (1) Residential Grade Muffler and SS Flexible Exhaust

·	One (1) 12 Volt Batteries, Racks and Cables

·	One (1) six inch (6”) Class 125# x five inch (5”) 250# Flanged Eccentric Suction Reducer.

·	One (1) four inch (4”) Class 250# x six inch (6”) Grooved End Concentric Discharge Increaser.

·	One (1) one and one-quarter inch (1 ¼”) Class 250 Jockey Pump Flange Kit

h.	Field Acceptance and Performance Test:
The pump manufacturer or its designated representative shall be present for field acceptance testing. The pump, engine and controller shall meet the intent of the specifications and outlines set forth in NFPA 20.

i.	No sprinkler hose stations have been provided.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.
OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 13: MISCELLANEOUS:

13.01
Supply and install six (6) electric hydraulic dock levelers 30,000 lb static/ 15,000 lb dynamic capacity dock levelers (6’x8’) with a full range toe guards, 18” lip, side weather seal and a self forming tub. All loading docks will include dock bumpers and dock seals.

13.02	We will provide the wall mounted, painted toilet partitions, and urinal screens for the new lavatories.

13.03	Toilet paper dispensers, paper towel dispensers, handicap grab and fold down bars, flat mirrors for the toilet rooms (finish will be chrome and surface mounted).

13.04	Bollards for protection of the transformer.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 14: CLARIFICATIONS AND WORK NOT INCLUDED:

The purpose of this Division is to help alleviate any misconceptions which may arise out of the preceding specifications and bring to Fuel Cell’s attention items which the Design-Builder has not included in his bid which Fuel Cell may incur additional expenses.

14.01	Clarifications of Items Not Included in this Contract:

1.	N.I.C. on the drawings will mean “Work Not In Contract”.

2.	We assume that electrical service will be provided by Fuel Cell for use of Construction tools and temporary lighting.

3.	Changes required by the governing officials beyond the work specifications provided herein are not included.

4.	In-rack sprinklers.

5.	Air compressor related work including piping.

6.	Painting of sprinkler and other utility piping, columns, beams, joist steel deck, (deck will be prime painted white).

7.	Drawings for gas pads, Owner’s equipment related drawings.

8.	Gas storage tanks, building signs, movable partitions, or wiring, etcetera.

9.	Work on the existing Cafeteria Room (removal, concrete floor etcetera).

10.	Crane installation or wiring.

11.	Dehumidification units or any work associated with the units.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

Borghesi
Building & Engineering Co., Inc.

OUTLINE SPECIFICATIONS

Fuel Cell
March 27, 2015

DIVISION NO. 14: CLARIFICATIONS AND WORK NOT INCLUDED (CONTINUED):

14.02	Paint room exhaust or makeup air, or any other related work to the paint room is not included.

14.03	All structural steel will be factory prime painted gray or galvanized acrylics. Field painting of the structural steel, field welded joints, etcetera, is not included.

14.04	Dimensions and columns locations shown on the plans are nominal and will be adjusted per manufacturers and/or industry standards.

14.05
The manufacturer’s stated in the preceding specifications have been stated to establish a “level of quality”. The Design-Builder reserves the right to substitute equal products in place of those specified.

14.06
As with any construction project, the extra costs can be encountered due to the items identified in Division No. 14 as well as other changes or Town requirements. The Design-Builder suggests that monies be budgeted for such extra costs.

14.07	Where there is a conflict in the Contract Documents, the written Outline Specifications shall take precedence over all other documents.

14.08	No structural work has been included for any future mezzanine.

14.09	It is possible that the Town or other governing officials require work beyond this scope. If any costs are incurred for these changes, they will be paid by Fuel Cell.

14.10	No painting of the crane beams, columns, etcetera has been included for both the interior and exterior cranes.

14.11	Other work not specifically “included” herein or work on the existing building is not provided.

*Borghesi Building requires that this specification is to remain confidential and not be shared with any parties unless approved by Borghesi Building & Engineering Company, Inc.*

PROPOSED ADDITION
101,523(±) SF GFA/FF=1116.7
CONCEPTUAL
SITE PLAN
SCALE: 1"=40'
FuelCell Energy
Contract Prints
Borghesi
Building & Engineering Co., Inc.
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CONFIDENTIAL
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FuelCell Energy

Borghesi
Building & Engineering Co. Inc.

EAST ELEVATION
WEST ELEVATION
NORTH ELEVATION
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SOUTH ELEVATION

Borghesi
Building & Engineering Co., Inc.

FuelCell Energy

A2

EXHIBIT B

Purchase and Sale Terms and Conditions
Activation of Purchase and Sale Terms. Landlord and Tenant hereby agree that on the date of the execution of the Third Modification to which this exhibit is attached (referred to herein as the “Third Modification” and the lease as amended thereby being referred to herein as the “Lease”), this Exhibit B is not in force or effect and no rights or obligations are created or arise hereunder. In the event that Tenant shall exercise the Purchase Option as and when required pursuant to Section --11 of the Third Modification (“Exercise”), then and only then, shall the terms hereof be automatically and concurrently deemed to have been “Activated” and as such, the terms, conditions, provisions, rights and obligations of Landlord and Tenant set forth herein shall be deemed to be in full force and effect and binding upon Landlord and Tenant. Terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
Agreement/Closing. Upon Exercise, Landlord agrees to sell and convey to Tenant or Tenant’s nominee (as identified to Landlord by written notice from Tenant provided at least fifteen (15) days prior to the Closing), and Tenant agrees to purchase from Landlord, all of Landlord's right, title and interest in and to Premises, including all improvements thereon and appurtenances thereto. Transfer of title to the Premises and payment of the Purchase Price (the "Closing") shall occur at 10:00am (Hartford, Connecticut time) at Landlord’s counsel’s office, on such date which is six (6) months after the date of Exercise or such earlier date after such Exercise as selected by Landlord by providing Tenant at least twenty (20) days prior written notice.
Purchase Price. Tenant shall pay to Landlord at time of Closing as full consideration for the Premises, the total sum of Four Million Seven Hundred Fifty Thousand and 00/100 ($4,750,000.00) Dollars ("Purchase Price"). At time of Exercise, Tenant shall deposit the sum of Two Hundred Thirty-Seven Thousand Five Hundred and 00/100 ($237,500.00) Dollars with a national title insurance company mutually acceptable to Landlord and Tenant, with offices in Hartford County, Connecticut (the “Escrow Agent”), to be held and disbursed for the benefit of Landlord and Tenant pursuant to the terms hereof (the “Deposit”). The parties agree to execute a commercially reasonable escrow rider if required by the Escrow Agent. All payments required to be made hereunder by Tenant shall be made by wire transfer of good and immediately available US Dollars into an account designated by the Escrow Agent.
No Reliance; Independent Investigation.  The Premises shall be sold and conveyed strictly on an "as is", "where is" and "with all defects" basis, without representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, including, without limitation, representation, warranty or covenant as to condition. Tenant hereby, on behalf of itself and all those claiming by or through it, irrevocably and unconditionally releases Landlord from, and this clause bars all past, present or future claims, whether or not presently known, which could be brought by Tenant and all those claiming by or through Tenant, concerning, the condition of the Premises and all aspects and attributes thereof, specifically including, without limitation, all claims pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any other environmental laws. The provisions of this subsection shall survive the Closing and the delivery of the Deed.

Landlord’s Closing Deliveries. At Closing, Landlord shall deliver the following to Tenant:
Deed of Conveyance.  A fully executed, witnessed and acknowledged Connecticut form of Special Warranty Deed in the form attached hereto as Exhibit C, subject to, and without limitation: (a) any and all provisions of any ordinance, municipal regulation, or public or private law; (b) any declarations, restrictions, covenants, matters and easements of record; (c) any state of facts which an accurate survey or personal inspection of the Premises might reveal; (d) property taxes; (e) those encumbrances listed on Tenant’s title report to the extent applicable; and (f) rights of tenants and parties in possession. As an inducement to Tenant to accept the exclusion set forth in subsection (f) immediately preceding this sentence, Landlord represents and warrants to Tenant that as of the date hereof (and as of the date of Closing unless otherwise agreed to by Tenant), that Landlord has not and shall not enter any leases or other agreements permitting occupancy of the Premises to any party other than Tenant and those claiming by or through Tenant (excluding any matter as of record may appear as of the date hereof, if any), and this representation shall survive consummation of the Closing.
Tenant shall have sixty (60) days following the date of Exercise of the Purchase Option to perform an initial examination of title and shall provide a copy of such initial examination to Landlord not later than the expiration of said sixty (60) day period. If Landlord’s title is not good and marketable fee simple title, then Tenant shall notify Landlord thereof not later than three (3) days following the expiration of the said sixty (60) day period, and Landlord shall have ninety (90) days thereafter to attempt to cure such defect (although Landlord shall be under no obligation to so cure). In addition, if Tenant shall thereafter perform a subsequent title examination and title to the Premises has, subsequent to Tenant’s initial examination, been further encumbered by a matter not of record as of the date of Tenant’s initial title examination referenced above, and on account thereof title is unmarketable, then Tenant shall give prompt notice thereof to Landlord together with a copy of such subsequent title examination together with details of the alleged defect, and Landlord shall have the same rights as aforesaid to endeavor to cure the same (although Landlord shall be under no obligation to do so) and to extend the Closing for up to thirty (30) days for such endeavor (the “Thirty Day Extension Period”). If Landlord shall be unable or unwilling to cure such defect by the expiration of the Thirty Day Extension Period, Landlord shall advise Tenant thereof in writing, and within ten (10) days of receipt of such notice from Landlord, the Tenant may withdraw its Exercise of the Purchase Option by giving a notice of termination to Landlord, TIME BEING OF THE ESSENCE to the above timeframes. If Tenant shall not terminate this Exercise as and when required hereby, Tenant’s right to terminate under this title inspection provision shall be null and void and Tenant shall accept title to the Premises at Closing as is and subject to, without limitation, such defect(s). If Tenant shall elect to terminate this Exercise under this title inspection provision in a timely manner, the Deposit shall be refunded to Tenant, in which case Section 11 of the Third Modification and Exhibit B shall be of no further legal effect and the Lease shall remain otherwise in full force and effect. Marketability of title shall be determined in accordance with the Standards of Title of the Connecticut Bar Association (“Standards”). It is also agreed that any and all defects in or encumbrances against the title which come within the scope of said Standards shall not constitute a valid objection on the part of the Tenant if such Standards do not so provide, provided that the Landlord furnishes any affidavits or other instruments which may be required by the applicable Standards (although Landlord shall have no obligation to so do). No provision herein shall be deemed to constitute a representation or warranty of Landlord, or impose any obligation on Landlord with respect to the condition or status of title to the Premises.

Miscellaneous.  Landlord shall deliver properly completed and executed state and municipal conveyance tax statements; a certification signed by Landlord affirming, that, to the best of Landlord’s knowledge and other than work authorized by Tenant or those claiming by or through Tenant, no work has been performed at or materials supplied to the Premises within the ninety (90) day period preceding the Closing (or properly executed lien waivers of the same in lieu thereof, where applicable) and that there are no tenants in possession other than the Tenant, but taking exception for any actions or omissions of the Tenant and any other tenants or occupants of the Premises; and Foreign Investment for Real Property Tax Act. Each of the parties shall execute and deliver such other commercially reasonable documents as shall be customary to a closing of commercial property located in Litchfield County, Connecticut, including, without limitation, authorizing resolutions and any documents reasonably required by Tenant’s title insurance company, provided that such documents shall not alter the allocation of responsibility or liability as set forth in this Exhibit B. Landlord and Tenant warrant to each other that they know of no person, firm or corporation who is entitled to a brokerage fee or real estate fee arising out of the sale of the Premises contemplated herein. The parties agree that if any person or entity makes a claim for brokerage fees or real estate fees of any kind related to the sale of the Premises by Landlord to Tenant and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys fees) in connection therewith.
Destruction  In the event that the improvements which constitute the Premises (inclusive of the Current Building and Expansion Building) are damaged or destroyed by fire or other casualty after Exercise but prior to Closing and the estimated cost of restoration of said improvements thereof is greater than $1,000,000.00 as determined by the adjuster at the insurance company issuing the property casualty policy on the Premises, then Landlord (or Tenant if it gets the notice) will notify Tenant (or Landlord as applicable) in writing (the “Landlord’s Damage Notice”), and Tenant shall have the right to rescind the Exercise of the Purchase Option by written notice to Landlord within fifteen (15) days of Landlord’s Damage Notice, in which case Tenant’s Exercise of the Purchase Option under Section 11 of the Third Modification and this Exhibit B shall be of no further legal effect and the Lease shall remain otherwise in full force and effect.
If Tenant does not rescind the Exercise of the Purchase Option as aforesaid or if the damage to the improvements is less than $1,000,000.00 determined as aforesaid, then the Exercise shall remain in full force and effect without reduction to the Purchase Price and the Landlord shall release to the Tenant at the time of the Closing any interest it may have in and to all monies payable to Landlord by reason of such damage or loss to said improvements, reduced as the case may be, by any funds theretofore expended for adjusting the claim and repairing said damage, and the Landlord shall further assign and transfer to the Tenant all right, title and interest in and to any additional money that may be payable under such insurance policies by reason of such casualty to the extent such sums relate to the said improvements. Nothing herein in this Exhibit B shall be deemed to obligate Landlord in any regard to undertake any repair, restoration, replacement or remedy of damage to the Premises with respect to any casualty.
Condemnation, In the event the entire Premises, a substantial portion of the Premises which includes material parking or loading dock areas such that Tenant could not reasonably operate its business in the manner to which it was accustomed, reasonable vehicular access to the Premises such that Tenant could not reasonably operate its business in the manner to which it was accustomed or any portion of the Current Building or Expansion Building at the Premises is taken by eminent domain proceedings after Exercise but prior to Closing (each a “Material Taking”), then Tenant shall have the option to elect to rescind its Exercise by written notice to Landlord provided within fifteen (15) days after such Material Taking; and in such case, Section 11 of the Third Modification and Exhibit B shall be of no further legal effect and the rights between the parties shall be as otherwise described in the Lease (and the Lease shall not terminate, but shall otherwise remain in full force and effect). If Tenant does not elect to rescind its Exercise on account of a Material Taking as described herein, Landlord shall turn over to Tenant at Closing all monies paid to and actually received by Landlord by reason of such eminent domain proceedings, provided Landlord may deduct therefrom so much as shall have been reasonably expended by Landlord on account of such eminent domain proceedings, and Landlord shall further assign and transfer to Tenant all right, title and interest in and to any additional money that may be payable by reason of such eminent domain proceedings to the extent they relate to the Premises. Nothing in this Exhibit B shall be deemed to obligate Landlord in any regard to undertake any repair, restoration, replacement or remedy of damage to the Premises with respect to any condemnation.
Adjustments  Adjustments will be made as of the time of the Closing in accordance with the regularly accepted practices of the Litchfield County Bar Association for commercial property in Torrington, Connecticut. Notwithstanding the foregoing, since Tenant is responsible under the Lease for payment of all real estate taxes associated with the Premises, no adjustment shall be made in favor of Tenant at Closing for real estate taxes; and further, no adjustment shall be made in favor of Tenant at Closing for any other items which are Tenant’s responsibility to pay anyway as Tenant under the terms of the Lease. Tenant agrees to assume and pay the taxes and other adjustment items assessed but not yet payable as part consideration for the sale. Special assessments, if any, shall be assumed by Tenant.

Transfer Act. If, as of the Closing, the Property has been determined to be an “establishment” under the “Transfer Act” (C.G.S. Section 22a-134 et seq.), the Tenant agrees that it shall, in connection with the purchase and sale of the Premises, assume all obligations under the Transfer Act, including the payment of all fees and the filing of any necessary Forms thereunder, as the responsible and certifying party, and shall comply with said Transfer Act in connection with the Closing, and thereafter hold harmless, defend and indemnify the Landlord from any liability, cost or expense associated with the application of the Transfer Act to the transaction herein contemplated and the Premises. Tenant shall, in such case, provide Landlord with reasonable evidence on or before Closing of Tenant’s compliance with the Transfer Act (e.g. copy of check for filing fees, copy of all forms to be filed, etc.), and the Premises shall be conveyed (and the Deed of conveyance shall so state in form prepared by Landlord’s counsel) in its “As Is Condition” subject to any and all environmental contamination, if any. Within fifteen (15) days after Tenant’s Exercise of the Purchase Option, each of Landlord and Tenant agrees to provide the other with a copy of any environmental reports in such party’s possession related to the Premises and, as soon as reasonably practicable thereafter, the determination of each party’s environmental engineer as to the applicability of the Transfer Act. If there is a dispute as to the applicability of the Transfer Act, Landlord’s independent environmental engineering firm shall make the final determination which shall be binding upon the parties. This provision shall survive the Closing and transfer of title as though contained in the deed of conveyance.

Default. Because (i) anticipated damages hereunder are uncertain in amount and difficult to prove, (ii) the parties hereto wish to liquidate said damages in advance, and (iii) monies paid pursuant to this Exhibit B are not greatly disproportionate to the damage reasonably anticipated in the event of default, it is further agreed that if the Landlord is ready, willing and able to perform, but the Tenant fails to perform in accordance with the provisions hereof, after all applicable notice and cure periods, the Landlord’s sole remedy shall be that the Tenant shall forfeit all claim and right to purchase the Premises (including any right to thereafter purchase the Premises under the Lease) and shall forfeit all monies paid pursuant to this Exhibit B (including the Deposit), together with all interest earned thereon, which sum shall be liquidated damages and shall become the sole property of the Landlord and in such event this Exhibit B and Section 11 of the Third Modification shall terminate and become null and void and all parties hereto shall be released from any liability hereunder and under Section 11 of the Third Modification and Tenant may not Exercise the Purchase Option again, but nothing herein shall terminate the Lease and Tenant’s obligations thereunder as Tenant. In the event Landlord defaults by failing to meet its obligations in accordance with the provisions of this Exhibit B after all applicable notice and cure periods, Tenant’s sole remedy shall be to either: (a) terminate the purchase and sale transaction contemplated herein without further liability or obligation to either party under this Exhibit B, the Deposit shall be returned to Tenant and Section 11 of the Third Modification and the Lease shall otherwise remain in full force and effect; or (b) demand specific performance of the purchase right described herein.

1031 Exchange. Tenant hereby acknowledges that the Landlord may elect to complete an Internal Revenue Code Section 1031 tax deferred exchange in connection with the transaction contemplated by the provisions of Section 11 of the Third Modification and this Exhibit B. The parties agree that the Landlord’s rights and obligations under the provisions of Section 11 of the Third Modification and this Exhibit B may be assigned or partially assigned to an intermediary of the Landlord’s choice for the purpose of completing such an exchange, and that the Landlord may take and require the Tenant to take such other actions as are reasonably required to consummate such an exchange. Tenant agrees to cooperate with the Landlord and the intermediary in a manner necessary to complete the exchange provided that such cooperation does not cause Tenant to incur any additional liability, does not delay the transaction contemplated herein and does not cost Tenant any additional sum (unless Landlord agrees to pay such additional sum on Tenant’s behalf).

Rescission. Upon any permitted rescission of the Exercise of the Purchase Option by Tenant as described in this Exhibit B, the Deposit shall be returned to Tenant, but it is understood that: (a) the Lease shall remain in full force and effect; and (b) Tenant’s rights under this Exhibit B and Section 11 of the Third Modification shall thereafter be null and void such that Tenant may not Exercise the Purchase Option again.

EXHIBIT C

Upon recording, return to:
_____________________
_____________________

SPECIAL WARRANTY DEED

TPR Associates, L.L.C., a Connecticut limited liability company, whose address is 5 Two Mile Road, PO Box 945, Farmington, Connecticut 06034-0945 ("Grantor") for consideration paid grants to FuelCell Energy, Inc., a Delaware corporation, whose address is 3 Great Pasture Road, Danbury, CT 06810 (“Grantee”) all that certain piece or parcel of land together with all improvements thereon and appurtenances thereto as more particularly described on Schedule A attached hereto and made a part hereof ("Premises").

TO HAVE AND TO HOLD the Premises unto the said Grantee and unto Grantee’s heirs, successors and assigns forever, AND FURTHERMORE, the said Grantor does by these presents bind itself and its successors forever to WARRANT AND DEFEND the above granted and bargained Premises to the said Grantee, and to its successors and assigns, but only against claims and demands that it, the said Grantor, and any other person or persons in its name and behalf or claiming under it may hereafter claim or demand, but they and each of them shall be excluded and forever barred therefrom except as herein set forth.

SAID PREMISES ARE ALSO CONVEYED SUBJECT TO, AND GRANTOR’S COVENANT HEREINABOVE SET FORTH EXCLUDES ANY OBLIGATION WITH RESPECT TO, THE FOLLOWING:

1.    Taxes of the Town of ____________ on the List of October 1, 20__ and thereafter, which taxes the Grantee herein assumes and agrees to pay.

2.    [List other encumbrances pursuant to the agreement to which this Exhibit is attached]

Signed this ____ day of __________________, 20__.

Signed, sealed and delivered                [Grantor]
in the presence of:

________________________            By: _____________________
, as witness
Its
________________________
, as witness

State of Connecticut    )
)     ss: _____________________
County of Hartford    )

On this the ____ day of ________________, 20__, before me, _______________________, the undersigned officer, personally appeared _____________________who acknowledged himself/herself to be the __________________ of _____________________, a (member managed or manager managed) limited liability company, and that he/she, as such ________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as ____________________.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires: